UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

CAPITALSOURCE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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John K. Delaney
Chairman of the Board
and Chief Executive Officer
March 28, 2007
Dear Stockholder:
      On behalf of your Board of Directors and management, we cordially invite you to attend the Annual Meeting of Stockholders to be held on May 3, 2007, at 8:30 a.m. at the Four Seasons Hotel, 2800 Pennsylvania Avenue, NW, Washington, District of Columbia 20007.
      The matters to be considered by the stockholders at the 2007 Annual Meeting are described in detail in the accompanying materials. Your Board of Directors believes that these proposals are in the best interests of the Company and its stockholders and recommends that you vote in favor of them.
      It is important that your shares be represented at the meeting whether or not you plan to attend. If you are unable to be present at the meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided. If you later decide to attend the meeting, you may revoke your proxy at that time and vote your shares in person.
      Thank you for your continued support.

Cordially,

John K. Delaney

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 3, 2007
      To Our Stockholders:
      The 2007 Annual Meeting of Stockholders of CapitalSource Inc. will be held at the Four Seasons Hotel, 2800 Pennsylvania Avenue, NW, Washington, District of Columbia 20007, 8:30 a.m., local time, on May 3, 2007 for the following purposes:

(1)	to consider and act upon a proposal to elect two directors to the Company’s Board;

(2)	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007; and

(3)	to transact such other business, if any, as may properly come before the meeting.
      The Board of Directors set the close of business on March 15, 2007 as the record date to determine the stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.
      YOUR VOTE IS IMPORTANT. IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT IN THE ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

By Action of the Board of Directors

Steven A. Museles
Chief Legal Officer and Secretary
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
March 28, 2007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT 2007 ANNUAL MEETING OF STOCKHOLDERS
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
DIRECTOR COMPENSATION
OUTSTANDING DIRECTOR EQUITY AWARDS AT FISCAL YEAR-END (for the fiscal year ended December 31, 2006)
EQUITY COMPENSATION PLAN INFORMATION
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
OTHER MATTERS

PROXY STATEMENT
2007 ANNUAL MEETING OF STOCKHOLDERS
May 3, 2007
      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of CapitalSource Inc. for the 2007 Annual Meeting of Stockholders to be held on May 3, 2007 at 8:30 a.m. at the Four Seasons Hotel, 2800 Pennsylvania Avenue, NW, Washington, District of Columbia 20007.
Who Can Vote
      Stockholders of record on March 15, 2007 may attend and vote at the 2007 Annual Meeting or have their votes by proxy counted if they do not attend in person. On that date, there were 187,293,594 shares of common stock outstanding and entitled to vote. Each share is entitled to one vote on each matter presented. The presence, in person or by proxy, of the holders of a majority in voting power of the shares of capital stock outstanding on March 15, 2007 and entitled to vote at the 2007 Annual Meeting will constitute a quorum to conduct business. Shares represented by proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting. Shares held in a broker’s account that are voted by the broker or other nominee on some but not all matters will be treated as shares present for purposes of determining the presence of a quorum, but will not be treated as shares present and entitled to vote with respect to those matters for which no vote is cast.
      A list of stockholders entitled to vote at the 2007 Annual Meeting will be open to examination by any stockholder, for any purpose germane to the 2007 Annual Meeting, at our corporate headquarters during normal business hours for a period of ten days before the 2007 Annual Meeting and during the 2007 Annual Meeting.
      This proxy statement and the enclosed proxy card are first being mailed to stockholders on or about March 30, 2007.
Voting Procedures
      If you are unable to be present at the meeting in person, you may grant a proxy by completing, signing and dating the enclosed proxy card and returning it in the envelope provided.
      Shares represented by proxies will be voted as directed by the stockholder. Unless you direct otherwise, if you grant a proxy, your shares will be voted as follows:

(1)	FOR the Board’s two nominees for the Board of Directors;

(2)	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2007; and

(3)	in the discretion of the proxy holder on any other matter to be presented at the 2007 Annual Meeting.
      If you return your proxy by mail, you have the right to revoke your proxy in writing (by another proxy bearing a later date), by attending the meeting and voting in person, or by notifying the Company before the meeting that you want to revoke your proxy. If you participate in the Company’s dividend reinvestment plan, or DRIP, and no instructions are given by you, your DRIP shares will not be voted. Votes submitted by mail must be received on or before May 2, 2007.

PROPOSAL 1 — ELECTION OF DIRECTORS
Board of Directors
      Currently, our Board of Directors is composed of 11 directors, divided into three classes, with all directors elected to serve for three-year terms. Two of our directors, Messrs. Friedman and Wood, are retiring from the Board upon conclusion of their terms at the 2007 Annual Meeting. Accordingly, the Board will consist of nine directors following the 2007 Annual Meeting. The Board held five meetings during 2006 and each of the directors, except for Mr. Wood, attended at least 75% of the meetings of the Board and committees of the Board on which he or she served. The Company’s policy on director attendance at annual meetings and the number of directors who attended last year’s annual meeting may be found on the Company’s website at http://www.capitalsource.com.
      The Board conducts its business through meetings of the Board and its four committees: the Audit Committee, the Compensation Committee, the Credit Policy Committee and the Nominating and Corporate Governance Committee. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are each composed entirely of independent directors as required by the rules of the New York Stock Exchange (the “NYSE”).
Audit Committee
      Our Audit Committee currently consists of William G. Byrnes, who serves as Chairman, Sara L. Grootwassink and Lawrence C. Nussdorf (appointed on March 2, 2007 upon Dennis P. Lockhart’s resignation from the Board), each of whom has been determined by the Board to be independent under the independence standards adopted by the NYSE relative to all directors and under the independence standards adopted by the Securities and Exchange Commission (“SEC”) that are applicable only to audit committee members. A discussion of these standards is set forth below under “Corporate Governance — Independent Directors.” Our Audit Committee’s charter provides that the Audit Committee shall have a designated “audit committee financial expert” within the meaning of SEC rules. Our Board has determined that Mr. Byrnes qualifies as an audit committee financial expert.
      The Audit Committee’s primary duties and assigned roles are to:

•	serve as an independent and objective body to monitor and assess our compliance with legal and regulatory requirements, our financial reporting processes and related internal control systems and the performance, generally, of our internal audit function;

•	oversee the audit and other services of our outside independent registered public accounting firm and be directly responsible for the appointment, independence, qualifications, compensation and oversight of the outside independent registered public accounting firm, who reports directly to the Audit Committee;

•	provide an open avenue of communication among the outside independent registered public accounting firm, accountants, financial and senior management, the internal auditing department, the corporate compliance department and our Board;

•	resolve any disagreements between management and the outside independent registered public accounting firm regarding financial reporting; and

•	consider transactions between the Company and entities affiliated with our directors.
      The Audit Committee charter mandates that the Audit Committee approve all audit, audit-related, tax and other services conducted by our independent registered public accounting firm. The Audit Committee met 20 times during 2006. The Audit Committee charter is posted on our website at http://www.capitalsource.com. You may also obtain a copy of the Audit Committee charter without charge by writing to: CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Chief Legal Officer.

Compensation Committee
      Our Compensation Committee currently consists of Timothy M. Hurd, who serves as Chairman, Tully M. Friedman and Thomas F. Steyer, each of whom has been determined by the Board to be independent under the independence standards adopted by the NYSE relative to all directors. Following the 2007 Annual Meeting, Messrs. Hurd and Steyer will be the sole members of the Compensation Committee unless and until the Board designates additional members. The Compensation Committee has the overall responsibility, power and authority to evaluate and recommend to the Board of Directors the compensation of the Company’s non-employee directors and named executive officers. The Compensation Committee’s recommendations with respect to named executive officers are reviewed and approved by the Board of Directors, except that Mr. Delaney does not participate in decisions as to his compensation.
      Frederic W. Cook & Co., or FW Cook, a nationally recognized compensation consulting firm, serves as an independent advisor to the Compensation Committee, and a representative of that firm attended some Compensation Committee meetings in 2006. During 2006, the Compensation Committee retained FW Cook to evaluate the compensation implications of the Company’s election to be taxed as a real estate investment trust commencing with fiscal year 2006, to advise the Compensation Committee on outside director compensation, to assist in connection with the amendment and restatement of the Company’s Second Amended and Restated Equity Incentive Plan, and to advise the Compensation Committee in connection with the structuring and negotiation of new employment agreements for Mr. Delaney, our Chief Executive Officer, and Mr. Jason M. Fish, our former Chief Investment Officer. The Compensation Committee met nine times during 2006.
      The Compensation Committee charter is posted on our website at http://www.capitalsource.com. You may also obtain a copy of the Compensation Committee charter without charge by writing to: CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Chief Legal Officer.
Credit Policy Committee
      Our Credit Policy Committee consists of Andrew B. Fremder, who serves as Chairman, and Frederick W. Eubank, II. The purpose of the Credit Policy Committee is to oversee and review information regarding our credit risk management framework, including the significant policies, procedures, and practices employed to manage our credit risk. The Credit Policy Committee met five times during 2006. The Credit Policy Committee charter is posted on our website at http://www.capitalsource.com. You may also obtain a copy of the Credit Policy Committee charter without charge by writing to: CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Chief Legal Officer.
Nominating and Corporate Governance Committee
      Our Nominating and Corporate Governance Committee currently consists of Andrew B. Fremder, who serves as Chairman, Sara L. Grootwassink and Paul R. Wood. Following the 2007 Annual Meeting, Mr. Fremder and Ms. Grootwassink will be the sole members of the Nominating and Corporate Governance Committee unless and until the Board designates additional members. Each member has been determined by the Board to be independent under the independence standards adopted by the NYSE relative to all directors. The primary functions of the Nominating and Corporate Governance Committee are to:

•	identify individuals qualified to become Board members and recommend to our Board candidates for election or re-election to the Board;

•	consider and make recommendations to our Board concerning the size and composition of our Board, committee structure and makeup, retirement policies and procedures affecting Board members; and

•	monitor our performance in meeting our obligations of fairness in internal and external matters, and our principles of corporate governance and practices.
      The Nominating and Corporate Governance Committee charter sets forth certain criteria for the Committee to consider in evaluating potential director nominees. For the Board to have a substantial degree of independence from management, a majority of directors must be independent of management, in both fact and appearance, and must satisfy the independence criteria of the NYSE. The charter requires that the Committee select nominees who have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company and its stockholders. The Committee must also assess whether the candidate possesses the skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, experience, age and diversity, all in the context of an assessment of the perceived needs of the Board at that time. For those director candidates that appear upon first consideration to meet the Committee’s criteria, the Committee will engage in further research to evaluate their candidacy.
      In making recommendations for director nominees for the annual meeting of stockholders, the Nominating and Corporate Governance Committee will consider any written suggestions of stockholders received by the Chief Legal Officer of the Company by no later than 120 days prior to the anniversary of the Company’s proxy statement issued in connection with the prior year’s annual meeting of stockholders. Suggestions must be mailed to CapitalSource Inc., 4445 Willard Avenue, 12th floor, Chevy Chase, Maryland 20815, Attn: Chief Legal Officer. The manner in which director nominee candidates suggested in accordance with this policy are evaluated does not differ from the manner in which candidates recommended by other sources are evaluated.
      The Nominating and Corporate Governance Committee met two times during 2006. The Nominating and Corporate Governance Committee charter is posted on our website at http://www.capitalsource.com. You may also obtain a copy of the Nominating and Corporate Governance Committee charter without charge by writing to: CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Chief Legal Officer.
Corporate Governance
      We are dedicated to establishing and maintaining high standards of corporate governance. Our executive officers and the members of our Board have worked together to construct a comprehensive set of corporate governance initiatives that we believe will serve the long-term interests of our stockholders and employees. As discussed in more detail below, we believe our corporate governance initiatives comply fully with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder, as well as the corporate governance listing standards adopted by the NYSE and approved by the SEC. On an ongoing basis, our Board will continue to evaluate, and improve upon as appropriate, our corporate governance principles and policies.
Independent Directors
      The NYSE’s corporate governance listing standards include a requirement that a majority of directors of NYSE-listed companies be “independent.” For a director to be “independent” under these rules, the Board must affirmatively determine that the director has no material relationship with us, either directly or as a partner, stockholder, or officer of an organization that has a relationship with us. In addition, the NYSE’s rules set forth certain relationships between a director, or an immediate family member of a director, and the company which would preclude the Board from determining a director to be independent.
      To further assist the Board in evaluating the materiality of relationships for purposes of assessing the independence of incumbent directors and director nominees, the Board has adopted objective standards as permitted by the NYSE rules. The objective standards our Board has adopted do not override the NYSE’s rules on independence. A relationship that is not disqualifying under the NYSE standards will nevertheless be further evaluated against our objective standards in determining a director’s independence. Our objective standards provide that a director who served or has served as an executive officer of a charitable organization to which our contributions, excluding matching employer contributions, do not exceed 2% of that organization’s annual charitable receipts in any of the past three fiscal years may be considered independent by the Board. In addition, the objective standards provide that lending and investment transactions between us and any entity for which a director (or an immediate family member of the director) is an officer, director, member, partner, or 5% or more owner, any direct or indirect subsidiary of such entity, or any other entity in which such related entity possesses a 10% or greater equity or voting interest or otherwise controls such other entity will be deemed by the Board not to be material if:

•	such transaction was made in the ordinary course of business and on substantially the same terms as those for comparable transactions with our unrelated clients;

•	with respect to extensions of credit, we followed credit underwriting procedures that were not less stringent than those for comparable transactions with our unrelated clients;

•	the maximum amount of funds proposed to be committed does not exceed 2% of our total consolidated assets; and

•	taken together with all loans made to, or investments made in, entities in which the related entity possesses a 10% or greater equity or voting interest or otherwise controls such other entity, the aggregate amount of funds loaned to, or invested in, such entities does not exceed 5% of our total consolidated assets.
      Finally, other business relationships between us and one of our directors (or an immediate family member of the director), any entity which the director can be found to control directly or indirectly, or any other entity in which such related entity possesses a 10% or greater equity or voting interest or otherwise controls such other entity made in the ordinary course of business and on substantially the same terms as those for comparable transactions with our unrelated clients are deemed by the Board not to be material.
      Except in the cases of Mr. Delaney, who is a Company employee, and Mr. Fish, who is our Vice Chairman and served in various executive capacities, most recently as our Chief Investment Officer until January 2, 2007, and as described below under the caption “Certain Relationships and Related Transactions — Transactions with Affiliates of Wachovia Capital Partners,” the Board is not aware of any relationship between us and any of our directors other than those deemed not to be material in accordance with these objective standards. Accordingly, the Board has determined that eight of the Board’s nine current non-management members, a majority of the Board, are “independent” directors for the purposes of the NYSE’s rules and our objective standards. Mr. Eubank was determined not to qualify as an independent director as a result of his position with Wachovia Capital Partners 2000, LLC.
      SEC rules impose additional independence requirements for all members of the Audit Committee. These rules set forth two basic criteria. First, audit committee members are barred from accepting, directly or indirectly, any consulting, advisory or other compensatory fee from the company or its affiliates, other than in the member’s capacity as a member of the board of directors and any board committee. The second basic criterion for determining independence provides that a member of the audit committee of a listed company’s board may not be an affiliated person of the company or any subsidiary of the company apart from his or her capacity as a member of the board and any board committee. For this purpose, designees of affiliated persons are also disqualified. As noted above, Messrs. Byrnes and Nussdorf and Ms. Grootwassink qualify as “independent” under these SEC rules.
      Consistent with the NYSE’s corporate governance listing standards, our Principles of Corporate Governance call for the non-management directors to meet in regularly scheduled executive sessions without management. Mr. Lockhart served as the presiding director at the executive sessions held in 2006, and Mr. Byrnes has been selected by the non-management directors to serve as the presiding director at any executive sessions held in 2007 subsequent to our Annual Meeting.
Communicating with Your Board
      Interested parties, including stockholders, may communicate their concerns directly with the full Board, the presiding director or the non-management directors as a group by writing to the Board of Directors, the presiding director or the non-management directors, c/o CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Chief Legal Officer.

Principles of Corporate Governance
      Our Principles of Corporate Governance address a number of topics, including:

•	director independence and qualification standards;

•	director orientation and continuing education;

•	director compensation;

•	time requirements;

•	management succession;

•	annual Board self-evaluations; and

•	financial controls and reporting.
      We have from time to time in the past made, and expect that we may from time to time in the future make, loans or invest in the equity securities of companies in which affiliates of our directors have interests. Our Audit Committee considers every transaction of this type, and none is approved without the consent of the Audit Committee, except for certain Company purchases of debt instrument from syndication agents where the Company has no contact with the underlying affiliated borrower.
      Our Nominating and Corporate Governance Committee reviews the Principles of Corporate Governance on a regular basis, and the Board reviews any proposed additions or amendments to the Principles of Corporate Governance. The Principles of Corporate Governance are posted on our website at http://www.capitalsource.com. You may also obtain a copy of our Principles of Corporate Governance without charge by writing to: CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Chief Legal Officer.
Ethics Policy
      Our Board and Audit Committee have also adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees. This Code sets forth our policies and expectations on a number of topics, including:

•	compliance with laws, including insider trading compliance;

•	preservation of confidential information relating to our business and that of our clients;

•	conflicts of interest;

•	reporting of illegal or unethical behavior or concerns regarding accounting or auditing practices;

•	corporate payments;

•	corporate opportunities; and

•	the protection and proper use of our assets.
      We have established and implemented formal “whistleblower” procedures for receiving and handling complaints from employees. As discussed in the Code, we have made an e-mail address and a telephone hotline available for reporting illegal or unethical behavior as well as questionable accounting or auditing matters and other accounting, internal accounting controls or auditing matters on a confidential, anonymous basis. Any concerns regarding accounting or auditing matters reported via e-mail or to this hotline are communicated directly to the Audit Committee.
      The Audit Committee reviews the Code on a regular basis, and proposes or adopts additions or amendments to the Code as appropriate. The Code is posted on our website at http://www.capitalsource.com. You may also obtain a copy of the Code without charge by writing to: CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Attn: Chief Legal Officer. Any additions or amendments to the Code, and any waivers of the Code for executive officers or directors, will be posted on the Company’s website and similarly provided without charge upon written request to this address.
Approval of Proposal 1
      The two nominees who receive the most affirmative votes will be elected as directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” THE ELECTION OF THE TWO NOMINEES
TO SERVE AS DIRECTORS.
      The ages as of March 15, 2007, principal occupations and business experience of the Board’s nominees and of the continuing directors are described below. An asterisk next to a director’s name indicates that the Board has determined this director is an independent director under the rules of the NYSE.
      The following have been nominated for election at the 2007 Annual Meeting for a term that ends at the 2010 Annual Meeting:
Andrew B. Fremder *
      Mr. Fremder, 45, is a member of and a consultant to Farallon Capital Management, L.L.C. and Farallon Partners, L.L.C. He served as a managing member and Chief Financial Officer of Farallon until February 1, 2003. Also, since April 1, 2003, he has been a co-founder, President and member of the board of directors of East Bay College Fund, a private non-profit corporation. Mr. Fremder has been a member of our Board since our inception in 2000.
Lawrence C. Nussdorf *
      Mr. Nussdorf, 60, has been President and Chief Operating Officer of Clark Enterprises, Inc., a privately held investment and real estate company based in Bethesda, Maryland, since 1998. Also, since 1977 he has been Vice President and Treasurer of Clark Construction Group, LLC, one of the nation’s largest privately owned building contractors. Mr. Nussdorf currently serves on the board of directors of Pepco Holdings, Inc. Mr. Nussdorf has been a member of our Board since March 2, 2007.
      The following directors are serving on the Board for a term that ends at the 2008 Annual Meeting:
Frederick W. Eubank, II
      Mr. Eubank, 43, has been a Managing Partner of Wachovia Capital Partners 2000, LLC (formerly First Union Capital Partners) since 2005. From 1989 to 2005, Mr. Eubank served in various capacities at Wachovia Capital Partners. Mr. Eubank currently serves on the board of directors of Comsys IT Partners, Inc. Mr. Eubank has been a member of our Board since our inception in 2000.
Jason M. Fish
      Mr. Fish, 49, a co-founder of the company, has served as Vice Chairman since January 2006 and as a director since our inception in 2000. Mr. Fish was our President from inception through 2005 and our Chief Investment Officer from January 2006 until his resignation from his executive role in January 2007. Mr. Fish currently serves on the board of directors of Town Sports International, Inc.
Timothy M. Hurd *
      Mr. Hurd, 37, has been a Managing Director of Madison Dearborn Partners, LLC since 2000. Mr. Hurd has been a member of our Board since our inception in 2000.

      The following directors are serving on the Board for a term that ends at the 2009 Annual Meeting:
William G. Byrnes *
      Mr. Byrnes, 56, has been a member of our board since October 2003. He has been a private investor since 2001. In September 2006, he co-founded, and is the Managing Member of, Wolverine Partners LLC, which operates MutualDecision.com, a mutual fund information website. Mr. Byrnes was a co-founder of Pulpfree, d/b/a BuzzMetrics, a consumer-generated media research and marketing firm, and served as its chairman from June 1999 to September 2005. Mr. Byrnes currently is a member of the Board of Directors of LoopNet, Inc., an information services provider to the commercial real estate industry, and the Board of Regents of Georgetown University.
John K. Delaney
      Mr. Delaney, 43, a co-founder of the company, is our Chief Executive Officer and Chairman of our Board. He has been the Chief Executive Officer and has served on our Board since our inception in 2000.
Sara L. Grootwassink *
      Ms. Grootwassink, 39, has served as the Chief Financial Officer of Washington Real Estate Investment Trust since May 2002, after joining the Trust in December 2001 as Managing Director, Finance and Capital Markets. Ms. Grootwassink is a Chartered Financial Analyst. Ms. Grootwassink has been a member of our Board since April 2004.
Thomas F. Steyer *
      Mr. Steyer, 49, has been the Senior Managing Member and acting chief investment officer of Farallon Capital Management, L.L.C. and Farallon Partners, L.L.C. since their inception in 1986. Mr. Steyer is also a managing director of Hellman & Friedman, a San Francisco-based private investment firm. Mr. Steyer has been a member of our Board since our inception in 2000.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007
      The Audit Committee has appointed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for 2007. A representative of E&Y is expected to be present at the 2007 Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.
      Stockholder ratification of the appointment of E&Y as our independent registered public accounting firm is not required by our bylaws or otherwise. The Audit Committee, pursuant to its charter and the corporate governance rules of the NYSE, has sole responsibility for the appointment of the Company’s independent registered public accounting firm. However, the Board is submitting the appointment of E&Y to the stockholders for ratification as a matter of good corporate governance.
Approval of Proposal 2
      Ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for 2007 requires the affirmative vote of a majority of the votes cast on the proposal at the 2007 Annual Meeting by the stockholders entitled to vote. If this appointment is not ratified, the Audit Committee may re-consider the appointment. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      From time to time, we consider and enter into transactions with companies in which affiliates of our directors have interests. These transactions have been approved in accordance with our Principles of Corporate Governance, described above.
Transactions with Affiliates of Wachovia Capital Partners
      Mr. Eubank, who currently serves on our Board of Directors, is a Managing Partner of Wachovia Capital Partners 2000, LLC. We have entered into a number of transactions with entities affiliated with Wachovia Capital Partners 2000, LLC, as described below.
      In February 2007, we committed to make senior and revolving term loans aggregating $25.5 million to Integrated Broadband Services, a business in which Wachovia Capital Partners 2000, LLC, indirectly holds an interest. The revolving loan is currently unfunded and will bear interest, when funded, at 2.00% over the prime rate. The term loan bears interest at a 3.75% over three-month LIBOR, with respect to $20.0 million of the loan, and 3.75% over one-month LIBOR, with respect to the remaining $3.0 million of the loan. As of February 28, 2007, the aggregate amount drawn under these facilities was $23.0 million. Through February 28, 2006, we recognized aggregate interest and fees related to these loans of $0.3 million.
      In November 2006, we committed to make two senior term loans aggregating $17.5 million to Heartland Publications, LLC, a business in which Wachovia Capital Partners 2000, LLC, indirectly holds an interest. These loans bear interest at 3.25% over one-month LIBOR and 4.25% over the one-month LIBOR. As of December 31, 2006, the aggregate amount drawn under these facilities was $17.5 million. For the year ended December 31, 2006, we recognized aggregate interest and fees related to these loans of $0.3 million.
      In September 2005, we committed to make senior and revolving term loans aggregating $17.7 million to TMW Systems, Inc., a business in which Wachovia Capital Partners 2000, LLC, indirectly holds an interest. During 2006, the largest aggregate amount of principal outstanding under the revolving loan was $2,625. These loans were repaid in September 2006. Prior to payoff, the revolving loan accrued interest at 3.00% over the prime rate and the term loans accrued interest at 4.50% and 7.50% over one-month LIBOR. For the year ended December 31, 2006, we recognized aggregate interest and fees related to these loans of $1.8 million.
      In June 2005, we committed to make senior and revolving term loans aggregating $12.0 million to Sonitrol Corporation, a business in which Wachovia Capital Partners 2000, LLC, indirectly holds an interest. The revolving loan bears interest at 2.00% over the prime rate and the term loan bears interest at 3.25% over three-month LIBOR. In June 2006, we increased the revolving facility to $16.0 million and entered into two term loans totaling $5.7 million, one of which was repaid in December 2006. During 2006, the largest aggregate amount of principal outstanding under the revolving loan was $3.4 million and the amount of principal paid under the term loan was $4.0 million. As of December 31, 2006, the aggregate amount drawn under these facilities was $6.6 million. For the year ended December 31, 2006, we recognized aggregate interest and fees related to these loans of $0.4 million.
      In March 2004, we committed to make senior and revolving term loans aggregating $3.0 million to Premier Orthopaedic Surgery Center, LLC, a business in which Wachovia Capital Partners 2000, LLC, indirectly holds an interest. The loans bear interest at a weighted average rate of 9.02% over LIBOR. During 2006, the largest aggregate amount of principal outstanding under the revolving loan was $0.2 million and the amount of principal paid under the term loan was $0.6 million. As of December 31, 2006, the aggregate amount drawn under these facilities was $1.1 million. For the year ended December 31, 2006, we recognized aggregate interest and fees related to these loans of $0.2 million.
      In November 2003, we committed to make a $10.5 million senior revolving loan to New Albany Surgical Hospital, LLC, a business in which Wachovia Capital Partners 2000, LLC indirectly holds an interest. During 2006, the largest aggregate amount of principal outstanding under the revolving loan was $7.5 million. This loan was repaid in December 2006. Prior to payoff, the loan accrued interest at 1.50% over the prime rate with an interest rate floor of 5.75%. For the year ended December 31, 2006, we recognized aggregate interest and fees related to this loan of $1.1 million.
Transaction with Friedman Fleischer & Lowe
      Mr. Friedman, who currently serves on our Board of Directors, is the Chairman and Chief Executive Officer of Friedman Fleischer & Lowe. In December 2006, we entered into a five-year sub-lease agreement with Friedman Fleischer & Lowe for office space pursuant to which we will pay $468,255 on an annual basis.
Option Grant by Officers
      In December 2002, to provide additional incentives to two of our employees, Messrs. Delaney and Fish granted us an option to purchase 105,000 shares of our common stock held by them at a price of $8.52 per share; and, in turn, we entered into reciprocal agreements with the two employees providing for the grant of options to purchase an identical number of shares at the same price. The options we granted to the two employees vested 20% on the date of grant and vested in equal installments over the next four anniversaries of the grant date, and will expire in December 2012 if not previously exercised. In connection with our earnings and profits dividend paid in February 2006, the total number of shares underlying the option and the exercise price were adjusted to 114,187 and $7.83, respectively. We have agreed that we will not exercise our option from Messrs. Delaney and Fish except to acquire shares for delivery upon an exercise by one of the employees of his mirror option. During 2006, we acquired an aggregate of 65,250 shares from Mr. Delaney and Mr. Fish in connection with our exercises of this option. Mr. Delaney and Mr. Fish provided 53% and 47%, respectively, of the shares we acquired.
Shareholder Registration Rights
      Certain of our existing stockholders, including Messrs. Delaney and Fish as well as certain affiliates of Farallon Capital Management, L.L.C., Farallon Partners, L.L.C., Madison Dearborn Partners, LLC and Wachovia Capital Partners 2000, LLC, are entitled to certain rights with respect to the registration of their shares of our common stock under the Securities Act pursuant to a registration rights agreement that we entered into with them prior to our initial public offering. All of these shares currently are tradable, subject to compliance with applicable provisions of Rule 144 under the Securities Act, and any shares registered pursuant to the agreement would become freely tradable without restriction under the Securities Act. Under the terms of the agreement, which was amended in October 2005 and again in March 2006 with the approval of our Audit Committee in connection with the purchase of additional shares by certain of these shareholders in our public offerings, holders of our registrable shares thereunder have the right, subject to certain limitations, to demand the registration of their shares, including unlimited piggyback registration rights until August 12, 2009. During 2005 and 2006, we registered approximately 52.8 million shares for resale in accordance with the exercise of registration rights under the agreement, including approximately 24.1 million shares held by certain affiliates of Farallon Capital Management, L.L.C. and Farallon Partners, L.L.C., approximately 17.8 million shares held by Madison Dearborn Partners, LLC and their affiliates, and approximately 5.3 million shares held by Wachovia Capital Partners 2000, LLC.
Compensation Committee Interlocks and Insider Participation
      The Compensation Committee during fiscal year 2006 comprised Tully M. Friedman, Chairman, Timothy M. Hurd and Thomas F. Steyer. No member of the Compensation Committee was an officer or employee of the Company or any subsidiary of the Company during fiscal year 2006. Described below are certain transactions we have entered into with entities affiliated with members of the Compensation Committee and, in some cases, other members of our Board and holders of 5% or more of our common stock. All of these transactions have been approved in accordance with our Principles of Corporate Governance, described above.

Loans to or Investments Made in Portfolio Companies of Affiliates of Our Directors
      Mr. Fremder, a director of the Company, is a member of and consultant to Farallon Capital Management, L.L.C. and Farallon Partners, L.L.C. Mr. Steyer, a director of the Company, is a Managing Director of Hellman & Friedman and is the Senior Managing Member and acting chief investment officer of Farallon Capital Management, L.L.C. and Farallon Partners, L.L.C. Mr. Hurd, a director of the Company, is a Managing Director of Madison Dearborn Partners, LLC. Mr. Wood, a director of the Company, was a Managing Director of Madison Dearborn Partners, LLC until his retirement in late 2006. Messrs. Hurd and Steyer are members of the Compensation Committee.
      We have from time to time in the past made, and expect that we may from time to time in the future make, loans or investments in the equity securities of companies in which affiliates of our directors have interests. Under our Principles of Corporate Governance, our Board has delegated to the Audit Committee the authority to consider these types of transactions and none will be approved without the prior consent of the Audit Committee’s disinterested directors, except for certain Company purchases of debt instrument from syndication agents where the Company has no contact with the underlying affiliated borrower. Each of our related party loans has been, and will continue to be, subject to the same due diligence, underwriting and rating standards as the loans that we make to unrelated third parties. Below is a list of affiliated transactions into which we have entered. There were no other transactions required to be reported since the beginning of fiscal 2006 that did not require review, approval or ratification or where the review and approval procedures under our Principles of Corporate Governance were not followed.

•	In July 2006, we entered into a $15.0 million term loan with CSAV, Inc., a company in which affiliates of Friedman, Fleischer & Lowe hold an interest. The term loan bears interest at 6.50% over one-month LIBOR. As of December 31, 2006, approximately $15.0 million was outstanding under this term loan. For the year ended December 31, 2006, we recognized interest and fees related to this loan of $0.8 million.

•	On June 30, 2006, Farallon Partners, L.L.C. and Farallon Capital Management, L.L.C. purchased from us, at par, a $20.0 million loan obligation owing from Highland Village totaling $20.0 million. At the purchase date, approximately $14.3 million of the $20.0 million purchased was outstanding and Farallon Partners, L.L.C. and Farallon Capital Management, L.L.C. became obligated to fund any additional draws on the unfunded commitment amount. Since December 28, 2001, we and affiliates of Farallon Partners, L.L.C. and Farallon Capital Management, L.L.C. have been co-lenders to Highland Village pursuant to a term loan agreement under which we are the administrative agent and collateral agent. The term loan bears interest at 6.00% over one-month LIBOR plus a paid-in-kind interest rate of 7.00%, with a floor of 10.00%.

•	In February 2006, we entered into a $29.3 million term loan with Gartrell Holdings I, LLC, a company in which affiliates of Farallon Capital Management, L.L.C. hold an interest. The term loan bears interest at 2.75% over one-month LIBOR with a floor of 6.75%. During 2006, the amount of principal paid under the term loan was $8.9 million. As of December 31, 2006, approximately $20.4 million was outstanding under this term loan. For the year ended December 31, 2006, we recognized interest and fees related to this loan of $1.9 million.

•	In January 2006, we entered into a term loan and a revolver for a total commitment of $40.0 million with Flatiron Re, a company in which affiliates of Farallon Capital Management, L.L.C. hold an interest. Both the term loan and the revolver currently bear interest at 4.25% over three-month LIBOR. During 2006, the largest aggregate amount of principal outstanding under the revolving loan was $3.3 million. As of December 31, 2006, the aggregate amount outstanding under these facilities was approximately $26.8 million. For the year ended December 31, 2006, we recognized interest and fees related to these loans of $2.4 million. In addition, in connection with this transaction we also provided a $10.0 million commitment to fund equity of which $9.2 million was outstanding as of December 31, 2006.

In January 2006, we entered into a term loan for a total commitment of $60.0 million with Hammock Creek Green, LLC, a company in which affiliates of Farallon Capital Management, L.L.C. hold an interest. The term loan bears interest at 4.25% over one-month LIBOR with a floor of 8.65%. As of December 31, 2006, $57.6 million was outstanding under the term loan. For the year ended December 31, 2006, we recognized interest and fees related to this facility of $5.4 million.

•	In July 2005, we entered into a $10.0 million credit facility and two term loans totaling $6.0 million with DoubleClick Inc., a company in which affiliates of Farallon Capital Management, L.L.C. and Hellman & Friedman hold an interest. The revolving credit facility bears interest at 3.00% over the prime rate. During 2006, the largest aggregate amount of principal outstanding under the revolving loan was $4.0 million. The term loans were repaid in February 2006 and prior to payoff accrued interest at 3.00% and 6.75% over the prime rate, and the revolving credit facility was repaid in February 2007. As of December 31, 2006, approximately $1.2 million was drawn under the facility. For the year ended December 31, 2006, we recognized interest and fees related to these facilities of $0.2 million.

•	In September 2004, we entered into a $60.0 million term loan and a $5.0 million revolver with MIP Group Ltd., a company in which Hellman & Friedman holds an interest. These loans were repaid in September 2006. Prior to payoff, the revolving credit facility accrued interest at 1.75% over the prime rate and the term loan accrued interest at 3.25% over the prime rate. For the year ended December 31, 2006, we recognized interest and fees related to these loans of $3.3 million.

•	In August 2004, we entered into two term loans totaling $18.2 million with ABG 45 Hotel LLC, a company in which affiliates of Farallon Capital Management, L.L.C. hold an interest. During 2006, the largest amount of principal paid under the term loans was $17.3 million. These loans were repaid in September 2006. Prior to payoff, the term loans accrued interest at 3.50% over the prime rate with a floor of 7.50%. For the year ended December 31, 2006, we recognized interest and fees related to these facilities of $1.7 million.

•	In June 2003, we entered into an $11.0 million revolving credit facility with RedEnvelope, Inc., a company in which affiliates of Madison Dearborn Partners, Inc. hold an interest. No amounts were ever drawn on this facility and the relationship was terminated in June 2006. Prior to termination of this relationship, the terms of this facility included an interest rate of 5.75% over the prime rate, with a floor of 9.50%. For the year ended December 31, 2006, we recognized fees related to this loan of less than $0.1 million.

•	In September 2002, we entered into a term loan totaling $5.0 million with Crown Indiana Associates LP, a company in which affiliates of Farallon Capital Management, L.L.C. hold an interest. The term loan bears interest at 3.25% over the prime rate with a floor of 13.00%. As of December 31, 2006, $5.0 million was outstanding under the term loan. For the year ended December 31, 2006, we recognized interest and fees related to this facility of $0.7 million.

•	In July 2002 and September 2005, we loaned $6.0 million and $3.0 million, respectively to Multivend LLC, an entity owned by Alpine Investors, L.P. Our director, Mr. Steyer, holds an interest in Alpine and sits on its investment committee. These loans bear interest at 3.50% over the prime rate and 5.00% over the prime rate plus a 3.00% paid-in-kind interest rate, respectively. During 2006, the amount of principal paid under the term loans was $2.5 million. As of December 31, 2006, the aggregate amount drawn under these loans was approximately $5.3 million. For the year ended December 31, 2006, we recognized interest and fees related to these loans of $0.9 million.

•	In April 2002, we entered into a $45.0 million revolving credit facility with Correctional Medical Services, Inc., formerly known as Spectrum Healthcare of Delaware and its subsidiaries, a company in which affiliates of Madison Dearborn Partners, LLC hold an interest. In September 2004, we increased the revolving credit facility to $50.0 million and entered into two term loans totaling $70.0 million. In November 2005, we increased the revolving credit facility to $60.0 million. The revolving credit facility bears interest at 2.25% over the prime rate and the term loans bear interest at 3.75% and 4.50% over 30-day LIBOR. During 2006, the largest aggregate amount of principal outstanding under the revolving loan was $36.8 million and the amount of principal paid under the term loans was

$9.8 million. As of December 31, 2006, approximately $7.8 million was outstanding under the revolving credit facility and the two term loans, which was net of $44.6 million syndicated to third parties. For the year ended December 31, 2006, we recognized interest and fees related to these loans of $1.7 million.

REPORT OF THE AUDIT COMMITTEE
      As discussed above, the Audit Committee serves as an independent and objective body to monitor and assess our financial reporting practices and the quality and integrity of our financial reports, including compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the Company’s internal audit function. The Audit Committee is solely responsible for appointing the Company’s independent registered public accounting firm. The Audit Committee is also responsible for reviewing compliance with the Company’s Code of Business Conduct and Ethics and assuring appropriate disclosure of any waiver of or change in the Code for senior officers or the Chief Executive Officer, and for reviewing the Code on a regular basis and proposing or adopting additions or amendments to the Code as appropriate. In connection with the Code, the Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee operates under a formal written charter that has been adopted by the Board of Directors.
      The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm, nor can the Committee certify that the independent registered public accounting firm is “independent” under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the Committee’s members in business, financial and accounting matters.
      During fiscal years 2006 and 2005, the Company’s independent registered public accounting firm, E&Y, rendered services to the Company for the following fees:

	2006	2005

	($ in thousands)
Audit Fees	$3,652	$2,286
Audit-Related Fees(1)	2,229	1,324
Tax Fees(2)	1,768	2,235
All Other Fees(3)	—	—

Total	$7,649	$5,845

(1)	Audit-Related Fees relate to consultation on financial accounting and reporting issues and standards, to the extent the provision of such services by the independent registered public accounting firm is not required for compliance with generally accepted auditing standards; the performance by the independent registered public accounting firm of agreed-upon procedures in connection with certain debt transactions; the audit of our 401(k) plan; internal control reviews; attest services that are not required by statute or regulation, such as agreed-upon procedures reports issued annually to satisfy certain debt terms, and due diligence and accounting consultations in connection with mergers and acquisitions.

(2)	Tax Fees relate to tax compliance, tax planning and advice. These services include tax return preparation and advice on state and local tax issues and tax advice related to our election and maintenance of our REIT status.

(3)	There were no services rendered other than those identified in the above categories.

      The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, particular services or categories of services have been pre-approved, subject to a specific budget. At least annually, the Audit Committee reviews and approves the list of pre-approved services and the threshold estimates of cost of performance of each. The independent registered public accounting firm is required to provide detailed information regarding the services and an estimate of the costs of performance not less than five business days before commencing any work. Under its pre-approval policy, the Audit Committee may delegate pre-approval authority for non-audit services not exceeding $100,000 to one of its members. The Audit Committee has delegated this authority to Mr. Byrnes. In determining whether a service may be provided pursuant to the pre-approval policy, consideration is given to whether the proposed service would impair the independence of the independent registered public accounting firm.
      The Audit Committee has received from E&Y written disclosures regarding E&Y’s independence as set forth in Independence Standards Board Standard No. 1, adopted on an interim basis by the Public Company Accounting Oversight Board, and has discussed with E&Y its independence. The Audit Committee has considered whether the provision of non-audit services by E&Y is compatible with maintaining E&Y’s independence. The Audit Committee also has discussed with E&Y the matters required to be discussed by Statements on Auditing Standards No. 61 and No. 90, including the selection of and changes in the Company’s significant accounting policies, the basis for management’s accounting estimates, E&Y’s conclusions regarding the reasonableness of those estimates, and the disclosures included in the financial statements. The Audit Committee has reviewed and discussed the Company’s audited financial statements and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and E&Y’s audit of management’s assessment and the effectiveness of those internal controls with the internal auditors, E&Y, and management.
      The Audit Committee met with management, the Company’s internal auditors and representatives of E&Y in connection with its review of the Company’s audited financial statements for the year ended December 31, 2006. Based on such review and discussion, and based on the Audit Committee’s reviews and discussions with E&Y regarding its independence under Independence Standards Board Standard No. 1 and the matters required to be discussed under Statements on Auditing Standards No. 61 and No. 90, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K and the Board approved that recommendation.

Audit Committee

William G. Byrnes, Chairman
Sara L. Grootwassink
Lawrence C. Nussdorf
COMPENSATION DISCUSSION AND ANALYSIS
      In this Compensation Discussion and Analysis section, references to “the Committee” are to the Compensation Committee of the Board of Directors.
Compensation Objectives
      The Company operates in an extremely competitive environment, and believes that its current and future success is closely correlated with the retention of highly talented employees and a strong management team. The competition for talent among financial services companies is intense, therefore a competitive compensation program is essential to the Company’s short-term and long-term success.
      The Company’s philosophy relating to executive compensation is to attract and retain highly qualified people at salaries that are competitive with those of other financial services companies, and to align the financial interests of senior management to those of the Company’s stockholders by linking a substantial portion of each executive’s compensation to the achievement of financial and operational objectives in the executive’s particular business unit as well as the Company as a whole. At the same time, the Company strives to ensure that its compensation program is simple, transparent and understandable.
      The Company’s executive compensation program is intended to meet three principal objectives: (1) attract, reward and retain senior management; (2) motivate these individuals to achieve short-term and long-term corporate goals that enhance stockholder value; and (3) promote internal pay equity and external competitiveness.
The Elements of Compensation at CapitalSource
      The compensation program for the named executive officers comprises two primary elements: (1) annual compensation, consisting of base salaries and employee benefits; and (2) incentive compensation, in the form of annual performance-based cash bonuses and equity incentive grants.
Annual Compensation
      Annual compensation consists of base salaries and employee benefits. These elements are intended to provide some degree of compensation certainty to the named executive officers by providing compensation that, unlike incentive compensation, is not at-risk for performance.
Base Salaries
      Each of the named executive officers is a party to an employment agreement that establishes a minimum salary level for the named executive officer. These base salaries are generally increased each year by the maximum cost of living increase payable to all Company employees. Mr. Delaney’s employment agreement provides that his salary shall be paid quarterly in Company restricted stock units.
Employee Benefits
      The named executive officers, like the rest of the Company’s employees, receive certain employee benefits. For 2006 these benefits included health insurance, dental and vision coverage, prescription drug plans, flexible spending accounts, short-term and long-term disability, pre-tax parking and a 401(k) plan. The Company matches the employee’s 401(k) plan contributions up to the lowest of: (1) 50% of employee’s contributions, (2) 3% of the employee’s salary and bonus, and (3) $6,750, which is the maximum amount allowed under the tax code for 2007.
      In addition to these benefits, pursuant to his employment agreement, the Company pays the annual premium for Mr. Delaney’s life insurance policy. Please refer to the “Summary Compensation Table” and the related footnotes for additional information about this additional benefit that Mr. Delaney received in 2006.
Incentive Compensation
      Incentive compensation consists of annual performance-based bonuses and equity incentive grants. The Company believes that bonuses serve as a reward for good performance. When a portion of that incentive compensation is paid in the form of equity incentive grants, then the compensation also serves as a meaningful long-term incentive that is directly related to the enhancement of stockholder value.
Compensation Decisions for 2006
      Market data, corporate performance, individual performance, retention needs and internal pay equity have been the primary factors considered in decisions to materially increase or decrease compensation.

Market Data and Peer Group
      In 2006, the Committee asked the Company’s compensation consultant, Frederick W. Cook & Co., or FW Cook, to provide competitive compensation data for some of its senior executives. The peer group for the comparison included the following companies:

Allied Capital Corporation
American Capital Strategies, Ltd.
CIT Group, Inc.
Friedman, Billings, Ramsey Group, Inc.
iStar Financial Inc.
Jefferies Group, Inc.
Liberty Property Trust
Novastar Financial, Inc.
RAIT Financial Trust
Raymond James Financial, Inc.
Redwood Trust, Inc.
      Against the peer group, the Company’s revenues fall between the 25th and 50th percentile, net income approximates the 50% percentile, market capitalization approximates the 75% percentile and shareholder returns for the one-year period prior to the date of the compensation report exceeded the 75th percentile.
New Employment Agreement with John K. Delaney
      On June 6, 2006, the Company entered into a new employment agreement with John K. Delaney, the Company’s Chief Executive Officer and Chairman. The compensation package awarded pursuant to the employment agreement consists of two elements: (1) base salary and (2) long-term incentive awards. The Committee carefully designed Mr. Delaney’s compensation package to align his interests with those of the Company’s stockholders and to reward his extraordinary contributions to the Company. Under his leadership, since the Company’s initial public offering in 2003, the Company has performed extremely well, evidenced, among other things, by an increase in the price of its common stock by more than 60% from August 2003 through June 2006.
      In connection with the negotiation of the new employment agreement, the Committee retained FW Cook to assist the Committee with the review of the terms of the employment agreement, to value the total compensation package and to evaluate the cost to the Company of awarding restricted stock and stock options.
      Mr. Delaney’s compensation package consists solely of equity-based compensation. Under the agreement, Mr. Delaney will receive an annual base salary of $400,000 paid quarterly in Company restricted stock units. In addition, Mr. Delaney received two options to purchase an aggregate of 7,000,000 shares of the Company’s stock at $23.72 per share. The first option to purchase an aggregate of 3,500,000 shares vested with respect to 1,750,000 shares and 875,000 shares on each of June 6, 2006 and January 1, 2007, respectively. The remaining 875,000 shares under that option will vest on January 1, 2008. The second option to purchase the remaining 3,500,000 shares will vest in two equal installments on January 1, 2010 and 2011 if the average closing price of the Company’s stock over any 60 consecutive trading days equals or exceeds $32.00 per share prior to each respective vesting date; provided, however, that the vesting of one-third of these 3,500,000 performance shares will accelerate to January 1, 2009 if the average closing price has been reached by that date.
      The Committee intended for the option awards to be in lieu of annual cash bonuses for the duration of the five-year term of the Mr. Delaney’s employment agreement. By awarding options, the Committee aligned Mr. Delaney’s interest with that of the stockholders since the Company’s long-term performance ultimately determines the value of options, and Mr. Delaney’s gains from option exercises are entirely dependent on the long-term appreciation of the Company’s stock price. Because a financial gain from stock options is only possible after the price of the Company’s common stock has increased and, with respect to half of

Mr. Delaney’s options, only if the Company’s stock reaches $32.00 per share, the Committee believes that the option grants will encourage Mr. Delaney to focus on strategies and initiatives that should lead to an increase in the price of the Company’s common stock, which benefits all Company stockholders.
Base Salaries
      The Company targets base salaries for the named executive officers, other than Mr. Delaney, at the 75th percentile of the base compensation paid by other members of its peer group. The named executive officers each have employment agreements that set the minimum salaries. These minimum salaries were determined by the Committee based on a variety of factors, including:

•	the nature and responsibility of the position and, to the extent available, base salaries paid to persons in comparable positions at the peer group companies;

•	the expertise, performance and expected future contributions of the individual named executive officer; and

•	the competitiveness of the market for the named executive officer.
      For 2006, the Company raised the base salaries for the majority of its employees by 4% as a standard cost-of-living increase. The Committee determined that the named executive officers, other than Mr. Delaney, would receive that same 4% salary increase. Please refer to the “Summary Compensation Table” for additional information about base salaries.
      For 2007, the Committee set base salaries for the named executive officers as follows:

• Mr. Delaney	$400,000 (paid quarterly in Company restricted stock units)
• Mr. Fink	$364,000
• Mr. Graham	$750,000
• Mr. Szwajkowski	$364,000
• Mr. Pieczyns	ki $285,000
Incentive Compensation
      The Company targets incentive compensation for the named executive officers, other than Mr. Delaney, at the 75th percentile of the compensation paid by other members of its peer group. Incentive compensation comprises of two elements: (1) a cash bonus and (2) an award of restricted stock. The Committee determined 2006 incentive compensation for its named executive officers in February and March 2007. In making its determination, the Committee considered the recommendations of the CEO and incentive compensation paid by peer group companies. With respect to Mr. Graham, the Company’s President and Chief Operating Officer, the Committee also considered Mr. Graham’s efforts with respect to operational matters. With respect to Mr. Fink, the Company’s Chief Financial Officer, the Committee also considered Mr. Fink’s capital raising initiatives. With respect to Mr. Szwajkowski, the Company’s President — Structure Finance Business, and Mr. Pieczynski, the Company’s Co-President — Healthcare and Specialty Finance Business, the Committee also considered the return on investment, asset growth and contributions to margin of Mr. Szwajkowski’s and Mr. Pieczynski’s business units. No relative ranking of these various factors was applied.
      As described above, Mr. Delaney received no additional incentive compensation other than that provided in connection with his new employment agreement. Please refer to the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table and the related footnotes for additional information about incentive compensation.
Deferred Compensation Plan
      The Company’s deferred compensation plan, or DCP, permits directors and key employees of the Company, including the named executive officers, to defer to future years all or part of their compensation. The Compensation Committee is the administrator of the DCP and has the sole discretion to interpret the

DCP and to determine all questions arising in the administration and application of the DCP. Through December 31, 2006, none of the named executive officers had deferred any compensation pursuant to the DCP.
Timing of the Awards
      The Company does not have a program, plan or practice to time equity awards, including stock option grants, to its named executive officers or directors in coordination with the release of material non-public information. Under the Company’s stockholder-approved incentive compensation plan, the Company may not grant options at a discount to fair market value or reduce the exercise price of outstanding options except in the case of a stock split or other similar event.
Tax Considerations
      The Company has structured, and intends to continue to structure, performance-based compensation, including grants of equity and annual bonuses, to named executive officers who may be subject to Section 162(m) in a manner that satisfies those requirements. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid to the Company’s named executive officers for any fiscal year. However, Section 162(m) exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. In light of this, the Company designed Mr. Delaney’s grant of options in 2006 to qualify as a performance-based award. Nevertheless, the Company reserves the authority to award non-deductible compensation in certain circumstances as it deems appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so. For 2006, all of the compensation paid to the named executive officers was deductible under Section 162(m).
COMPENSATION COMMITTEE REPORT
      The Compensation Committee is composed entirely of independent directors. In 2006, the Committee consisted of Tully M. Friedman, Chairman, Timothy M. Hurd and Thomas F. Steyer. Following the 2007 Annual Meeting, Messrs. Hurd and Steyer will be the sole members of the Compensation Committee unless and until the Board designates additional members.
      The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Form 10-K for its 2006 fiscal year, and the Board has approved that recommendation.

Compensation Committee

Timothy M. Hurd, Chairman
Tully M. Friedman
Thomas F. Steyer

SUMMARY COMPENSATION TABLE

					Stock	Option	All Other
Name and Principal				Bonus	Awards	Awards	Compensation
Position	Year	Salary($)		($)(1)	($)(2)	($)(3)	($)(4)	Total($)

John K. Delaney	2006	171,212	(5)	—	228,796	4,402,142	4,400	4,806,550
(Chairman and Chief Executive Officer)
Thomas A. Fink	2006	364,000		930,000	1,060,996	54,372	415	2,409,783
(Chief Financial Officer)
Dean C. Graham	2006	364,000		1,625,000	1,503,571	—	570	3,493,141
(President — Chief Operating Officer)
Michael C. Szwajkowski	2006	364,000		1,250,000	1,497,848	—	415	3,112,263
(President — Structured Finance Business)
James J. Pieczynski	2006	285,000		1,162,500	807,293	—	325	2,255,118
(Co-President — Healthcare and Specialty Finance Business)

(1)	See the “Compensation Discussion and Analysis” section for a discussion of how the bonus amounts were determined.

(2)	Amounts shown in this column are based on the accounting expense recognized by the Company in fiscal year 2006 related to restricted stock granted to the named executive officers in 2006 and in prior periods. The assumptions used to calculate the accounting expense recognized in fiscal year 2006 for these shares of restricted stock, exclusive of any estimates of forfeitures relating to service-based vesting, are set forth in footnote 17 to the Company’s 2006 audited financial statements.

(3)	Amounts shown in this column are based on the accounting expense recognized by the Company in fiscal year 2006 related to stock option awards made in 2006 and in prior periods. The assumptions used to calculate the accounting expense recognized in fiscal year 2006 for these stock option awards, exclusive of any estimates of forfeitures relating to service-based vesting, are set forth in footnote 17 to the Company’s 2006 audited financial statements.

(4)	Represents premiums for life insurance policies.

(5)	In connection with his June 6, 2006 employment agreement, Mr. Delaney received, effective with the date of his employment agreement, quarterly equity grants in lieu of a cash-based salary. See the “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” for a discussion of Mr. Delaney’s base salary.
GRANTS OF PLAN-BASED AWARDS

							Grant Date
			All Other Stock	All Other Option		Exercise or	Fair Value of
			Awards: Number	Awards: Number of		Base Price of	Stock and
	Compensation		of Shares of	Securities		Option	Option
	Committee	Grant	Stock or Units	Underlying		Awards	Awards
Name	Meeting Date	Date	(#)(1)	Options(#)		($/Sh)(3)	($)(4)

John K. Delaney	6/6/06	6/6/06		7,000,000	(2)	23.72	8,785,000
	6/6/06	7/3/06	5,490				128,795
	6/6/06	10/2/06	3,873				100,001
Thomas A. Fink	—	—	—	—		—	—
Dean C. Graham	2/27/06	2/27/06	20,000	—		—	487,600
Michael C. Szwajkowski	2/27/06	2/27/06	40,000	—		—	975,200
James J. Pieczynski	—	—	—	—		—	—

(1)	Mr. Graham’s restricted stock vested with respect to 4,000 shares on 2/27/07 and will vest with respect to the remaining shares in four equal annual installments beginning on 2/27/08. Mr. Szwajkowski’s restricted stock vested with respect to 5,000 shares on the grant date, vested with respect to 5,000 shares on 2/27/07 and will vest with respect to the remaining shares in three equal annual installments beginning on 2/27/08.

(2)	Mr. Delaney’s stock option grant reported in this column vested with respect to 1,750,000 shares on June 6, 2006 and with respect to 875,000 shares on January 1, 2007, and will vest with respect to an additional 875,000 shares on January 1, 2008. The remaining 3,500,000 shares will vest in two equal installments on January 1, 2010 and 2011 if the average closing price of the Company’s common stock over any 60 consecutive trading days prior to each respective vesting date equals or exceeds $32.00 per share or upon a change in control if the per share price paid in connection with such change in control exceeds $32.00 per share; provided, however, that 1/3 of these shares will vest on January 1, 2009 if the average closing price of the Company’s common stock over any 60 consecutive trading days has equaled or exceeded $32.00 per share by that date, or, in the event it has not been reached by that date but it is reached before the expiration of the stock option, on the date such price is reached. The stock option will expire with respect to 1,750,000 shares on each of January 1, 2010 and 2011 if the average closing price of the Company’s common stock over any 60 consecutive trading days has not equaled or exceeded $32.00 per share before each respective date.

(3)	These stock options have an exercise price equal to the closing price of the Company’s stock on the grant date, which is the same date the Compensation Committee met to approve the grant of the awards.

(4)	The full grant date fair value was computed in accordance with FAS 123R based on the assumptions described in footnotes (2) and (3) to the Summary Compensation Table.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Mr. Delaney
      On June 6, 2006, the Company entered into an employment agreement with Mr. Delaney. The employment agreement has an initial term of five years and will be automatically extended for an additional consecutive 12-month period on June 6, 2011 and each subsequent June 6, unless and until the Company or Mr. Delaney provides written notice to the other party that such party is not extending the term of the employment. The term of the employment agreement is automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if, on the date thereof, the remaining term is less than 24 months. “Change in control” means the occurrence of one or more of the following events: (1) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Company; (2) the majority of the Board of Directors of the Company consists of individuals other than incumbent directors; (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (4) the Company transfers all or substantially all of its assets or business; or (5) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation.
      According to the employment agreement and in lieu of a cash base salary, Mr. Delaney will receive quarterly grants of restricted stock units valued at $100,000, based on the closing price of the Company’s common stock on the last trading day of each quarter. The Compensation Committee approved these quarterly grants on June 6, 2006. Concurrently with the execution of his employment agreement, the Company and Mr. Delaney entered into two option agreements pursuant to which Mr. Delaney received options to purchase an aggregate 7,000,000 shares of the Company’s common stock at $23.72 per share.
Mr. Fink
      On November 22, 2005, the Company entered into an employment agreement with Mr. Fink. The employment agreement provides for an initial three-year term, with automatic extensions for successive one-year periods thereafter unless either party to the agreement provides 60 days’ written notice to the other party that it does not wish to renew the agreement. The term will be automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if, on the date thereof, the remaining term is less than 24 months. “Change in control” means the occurrence of one or more of the following events: (1) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Company; (2) the majority of the Board of Directors of the Company consists of individuals other than incumbent directors; (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (4) the Company transfers all or substantially all of its assets or business; or (5) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation.
      According to the terms of the employment agreement, Mr. Fink will be paid a base salary of at least $350,000, which is subject to review and increase, but not decrease, by the Board. The employment agreement further provides that Mr. Fink’s base salary will be increased by at least the same amount as the median base salary increases of the most senior manager of the Company’s lending businesses.
Mr. Graham
      On April 4, 2005, the Company entered into an employment agreement with Mr. Graham. The employment agreement has an initial term expiring on April 4, 2010, and on the fourth anniversary of the employment agreement and on each subsequent anniversary, an additional consecutive one-year period will be automatically added to the remaining term, so that the one year remaining will automatically be extended to two years, unless either party to the agreement provides 60 days’ written notice to the other party that it does not wish to renew the agreement. The term of the employment agreement is automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if, on the date thereof, the remaining term is less than 24 months. “Change in control” means the occurrence of one or more of the following events: (1) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Company; (2) the majority of the Board of Directors of the Company consists of individuals other than incumbent directors; (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (4) the Company transfers all or substantially all of its assets or business; or (5) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation.
      On February 1, 2007, the Company and Mr. Graham further amended his employment agreement to provide that Mr. Graham’s minimum base salary will increase to $750,000, and to modify the terms governing the vesting of unvested restricted stock awards such that 76,000 shares will vest on April 4, 2007 and that 50,000 shares will vest on each of April 4, 2008, April 4, 2009 and April 4, 2010.
Mr. Szwajkowski
      On April 22, 2005, the Company entered into an employment agreement with Mr. Szwajkowski. The employment agreement has an initial term expiring on April 22, 2009, and on the third anniversary of the employment agreement and on each subsequent anniversary, an additional consecutive one-year period will be automatically added to the remaining term, so that the one year remaining will automatically be extended to two years, unless either party to the agreement provides 60 days’ written notice to the other party that it does not wish to renew the agreement. The term of the employment agreement is automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if, on the date thereof, the remaining term is less than 24 months. “Change in control” means the occurrence of one or more of the following events: (1) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Company; (2) the majority of the Board of Directors of the Company consists of individuals other than incumbent directors; (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (4) the Company transfers all or substantially all of its assets or business; or (5) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation.
      According to the terms of the employment agreement, Mr. Szwajkowski will be paid a base salary of at least $350,000, which is subject to review and increase, but not decrease, by the Board.
Mr. Pieczynski
      On November 22, 2005, the Company entered into an employment agreement with Mr. Pieczynski. The employment agreement provides for an initial five-year term, with automatic extensions for successive one-year periods thereafter unless either party to the agreement provides 60 days’ written notice to the other party that it does not wish to renew the agreement. The term will be automatically extended upon a “change in control” to the end of the 24-month period following such “change in control” if, on the date thereof, the remaining term is less than 24 months. “Change in control” means the occurrence of one or more of the following events: (1) any person or group is or becomes a beneficial owner of more than 30% of the voting stock of the Company; (2) the majority of the Board of Directors of the Company consists of individuals other than incumbent directors; (3) the Company adopts any plan of liquidation providing for the distribution of all or substantially all of its assets; (4) the Company transfers all or substantially all of its assets or business; or (5) any merger, reorganization, consolidation or similar transaction unless, immediately after consummation of such transaction, the shareholders of the Company immediately prior to the transaction hold, directly or indirectly, more than 50% of the voting stock of the Company or the Company’s ultimate parent company if the Company is a subsidiary of another corporation.
      According to the terms of the employment agreement, Mr. Pieczynski will be paid a base salary of at least $272,651, which is subject to review and increase, but not decrease, by the Board.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
						Stock Awards
	Number of	Number of
	Securities	Securities				Number of		Market Value of
	Underlying	Underlying				Shares or Units		Shares or Units
	Unexercised	Unexercised		Option	Option	of Stock That		of Stock That
	Options (#)	Options (#)		Exercise	Expiration	Have Not		Have Not
Name	Exercisable	Unexercisable		Price($)	Date	Vested (#)		Vested($)

John K. Delaney	1,750,000	1,750,000	(1)	23.72	06/06/2016
	—	3,500,000	(2)	23.72	(3)
Thomas A. Fink	18,439	10,886	(4)	8.56	05/14/2013
	4,350	6,525	(5)	19.66	01/20/2014
						213,627	(6)	5,834,153
Dean C. Graham						338,840	(7)	9,253,720
Michael C. Szwajkowski						263,643	(8)	7,200,090
James J. Pieczynski	32,625	—		7.83	12/19/2012
						164,485	(9)	4,492,085

(1)	The unvested portion of the stock option vested with respect to 875,000 shares on January 1, 2007 and will vest with respect to the remaining shares on January 1, 2008.

(2)	The stock option will vest in two equal installments on January 1, 2010 and 2011 if the average closing price of the Company’s common stock over any 60 consecutive trading days has equaled or exceeded $32.00 per share or upon a change in control if the per share price paid in connection with such change in control exceeds $32.00 per share; provided, however, that 1/3 of these shares will vest on January 1, 2009 if the average closing price of the Company’s common stock over any 60 consecutive trading days has equaled or exceeded $32.00 per share by that date, or, in the event it has not been reached by that date but it is reached before the expiration of the stock option, on the date such price is reached.

(3)	The stock option will expire with respect to 1,750,000 shares on each of January 1, 2010 and 2011 if the average closing price of the Company’s common stock over any 60 consecutive trading days has not equaled or exceeded $32.00 per share before each respective date.

(4)	The unvested portion of the stock option will vest on May 1, 2007.

(5)	The unvested portion of the stock option will vest in three equal annual installments beginning on January 20, 2007.

(6)	The shares of restricted stock will vest as follows: 24,074 shares on 4/11/07; 12,033 shares on 5/14/07; 24,073 shares on 11/22/07; 3,010 shares on 12/8/07; 24,073 shares on 4/11/08; 24,072 shares on 11/22/08; 6,013 shares on 12/8/08; 24,071 shares on 4/11/09, 24,070 shares on 11/22/09, and 24,069 shares on each of 4/11/10 and 11/22/10. The value of these shares of restricted stock is based on the product of the number of shares multiplied by $27.31, the closing price of a share of the Company’s common stock on December 29, 2006.

(7)	The shares of restricted stock will vest as follows: 4,342 shares on 2/27/07; 91,479 shares on 4/4/07; 15,045 shares on 12/8/07; 4,341 shares on 2/27/08; 60,179 shares on 4/4/08; 30,087 shares on 12/8/08; 4,339 shares on 2/27/09; 60,176 shares on 4/4/09; 4,337 shares on 2/27/10; 60,178 shares on 4/4/10, and 4,337 shares on 2/27/10. The value of these shares of restricted stock is based on the product of the number of shares multiplied by $27.31, the closing price of a share of the Company’s common stock on December 29, 2006.

(8)	The shares of restricted stock will vest as follows: 5,426 shares on 2/27/07; 60,183 shares on 4/22/07; 15,045 shares on 12/8/07; 10,848 shares on 2/27/08; 60,179 shares on 4/22/08; 30,088 shares on 12/8/08; 10,848 shares on 2/27/09; 60,178 shares on 4/22/09, and 10,848 shares on 2/27/10. The value of these shares of restricted stock is based on the product of the number of shares multiplied by $27.31, the closing price of a share of the Company’s common stock on December 29, 2006.

(9)	The shares of restricted stock will vest as follows: 12,038 shares on 2/25/07; 20,063 shares on 6/30/07; 12,037 shares on 12/8/07; 12,037 shares on 2/25/08; 20,060 shares on 6/30/08; 24,069 shares on 12/8/08; 12,036 shares on 2/25/09; 20,059 shares on 6/30/09; 12,031 shares on 2/25/10, and 20,055 shares on 6/30/10. The value of these shares of restricted stock is based on the product of the number of shares multiplied by $27.31, the closing price of a share of the Company’s common stock on December 29, 2006.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards

	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized on
Name	Exercise(#)	on Exercise($)	Vesting(#)	Vesting($)

John K. Delaney	—	—	9,363	230,281
Thomas A. Fink	12,000	192,480	60,485	1,527,735
Dean C. Graham	—	—	61,135	1,547,088
Michael C. Szwajkowski	—	—	48,030	1,190,397
James J. Pieczynski	—	—	42,157	1,052,759

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
John K. Delaney
      The Company has entered into an employment agreement with Mr. Delaney pursuant to which the Company has agreed to pay Mr. Delaney the following amounts upon his termination of employment or upon a change in control of the Company:
      Death or Disability. If the executive’s employment terminates because of his death or disability, all of Mr. Delaney’s time vesting options will become fully vested and Mr. Delaney’s performance vesting options will remain outstanding until 12 months after his termination date and will become vested and exercisable to the extent they would have vested had he remained in employment for an additional 12 months.
      By the Company without Cause or by the Executive for Good Reason. If the executive’s employment is terminated by the Company without cause or by the executive for “good reason,” the executive and his covered dependents will be entitled to continued participation, on the same terms and conditions as immediately prior to the executive’s termination, for the greater of 24 months or the remaining term of the employment period, in medical, dental, hospitalization and life insurance coverages in which the executive and his dependents were participating immediately prior to his date of termination. In addition, all of Mr. Delaney’s time vesting options will become fully vested and Mr. Delaney’s performance vesting options will remain outstanding for their term and will become vested and exercisable to the extent they would have vested had he remained in employment for the duration of the term of such options.
      As used in the employment agreement, “good reason” means (i) any diminution or adverse change in the executive’s titles or positions, (ii) a reduction in the executive’s base compensation, (iii) a requirement that the executive report to someone other than the board of directors, (iv) a material reduction in the executive’s authority, responsibilities or duties or material interference with the executive’s performance of his duties, (v) the assignment of duties inconsistent with the executive’s position or status, (vi) a relocation of the Company’s primary place of employment to a location more than 25 miles further from the executive’s primary residence than the current location of the Company’s offices, (vii) any material breach of any agreement with the executive that is not cured within ten days notice, (viii) any purported termination of the executive’s employment that is not effected in accordance with the terms of the employment agreement, (ix) the failure of the Company to obtain the assumption of the obligations under the agreement by a successor to the Company, and (x) the Company’s delivery of a notice of non-renewal of the agreement at any time up to and including April 4, 2023.
      Change of Control. In the event of a change of control, all of Mr. Delaney’s performance vesting options granted to him pursuant to his employment agreement will vest if the per share price paid in connection with such change in control equals or exceeds $32.00 per share. Mr. Delaney’s time vesting options do not automatically provide for accelerated vesting upon a change of control but the terms of the Company’s Third Amended and Restated Equity Incentive Plan (the “Equity Incentive Plan”) permit the Company to accelerate the vesting of such options. In addition, if any benefit or payment provided to the executive by the Company is determined to be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive will be entitled to a “gross-up” payment to compensate him for the amount of the excise tax.

      The table below quantifies the potential payments to Mr. Delaney upon his termination or a change in control of the Company:

Mr. Delaney’s Benefits			By the Company without
and Payments Upon			Cause or by the Executive
Termination (1)	Death	Disability	for Good Reason	Change in Control

Acceleration of Equity Awards	$3,141,250	$3,141,250	$3,141,250	$3,141,250
Value of Benefits Continuation	X	X	$58,609	X
Gross-up Payment	X	X	X	X

(1)	For purposes of this analysis, we assumed that Mr. Delaney’s termination was effective December 31, 2006 and therefore that he had been paid all of his compensation through the end of the calendar quarter. Mr. Delaney has not deferred any amounts under the Company’s deferred compensation plan.
Thomas A. Fink
      The Company has entered into an employment agreement with Mr. Fink pursuant to which the Company has agreed to pay Mr. Fink the following amounts upon his termination of employment or upon a change in control of the Company:
      Death. If the executive’s employment terminates because of his death, the Company will pay to the executive’s legal representative or estate a lump sum payment equal to one year’s base salary. In addition, all outstanding equity awards held by the executive will immediately vest. These amounts will be reduced by the amount of any payments to the executive’s estate paid on account of any life insurance policy provided by the Company for the benefit of the executive.
      Disability. If the executive’s employment terminates because of his disability, all outstanding equity awards held by the executive will immediately vest.
      By the Company without Cause or by the Executive for Good Reason. If the executive’s employment is terminated by the Company without cause or by the executive for “good reason,” the Company will pay to the executive (i) a cash lump sum in an amount equal to a pro rata portion (based on the number of days the executive was employed during the calendar year in which the termination occurred) of the higher of (A) the average amount of the annual bonuses that were earned by the executive for the two calendar years immediately preceding the date of termination, and (B) $750,000, (ii) a cash lump sum in an amount equal to the greater of (A) two times the executive’s base salary and the average of the annual bonuses earned by the executive for the two calendar years immediately preceding the date of termination, and (B) $1.8 million, (iii) all equity awards (including options and restricted stock) will immediately vest, and (vi) the executive and his covered dependents will be entitled to continued participation on the same terms and conditions as immediately prior to the executive’s date of termination for the greater of (A) 24 months, or (B) the balance of the executive’s employment period, in medical, dental, hospitalization and life insurance coverages in which the executive and his dependents were participating immediately prior to the date of termination.
      As used in the employment agreement, “good reason” has the same definition as in Mr. Delaney’s agreement provided that (iii) is modified to be someone other than the Company’s Chief Executive Officer and/or President and (x) is modified to be the Company’s delivery of a notice of non-renewal of the agreement at any time up to and including November 22, 2023.
      Change of Control. Mr. Fink’s option and restricted stock agreements provide for accelerated vesting upon a change of control. In addition, if any benefit or payment provided to the executive by the Company is determined to be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive will be entitled to a “gross-up” payment to compensate him for the amount of the excise tax.

      The table below quantifies the potential payments to Mr. Fink upon his termination or a change in control of the Company:

Mr. Fink’s Benefits and			By the Company without
Payments Upon			Cause or by the Executive
Termination(1)	Death	Disability	for Good Reason	Change in Control

Cash Payments	$364,000	X	$2,903,000	X
Acceleration of Equity Awards	$6,130,970	$6,130,970	$6,130,970	$6,130,970
Value of Benefits Continuation	X	X	$18,491	X
Gross-up Payment	X	X	X	$1,793,165

(1)	For purposes of this analysis, we assumed that Mr. Fink’s termination was effective December 31, 2006 and that he had been paid all his base salary through the termination date. Mr. Fink has not deferred any amounts under the Company’s deferred compensation plan. Mr. Fink’s base salary on December 31, 2006 was $364,000.
Dean C. Graham
      The Company amended Mr. Graham’s employment agreement on February 1, 2007. Pursuant to the employment agreement, as amended, the Company has agreed to pay Mr. Graham the following amounts upon his termination of employment or upon a change in control of the Company:
      Death. If the executive’s employment terminates because of his death, the Company will pay to the executive’s legal representative or estate a lump sum payment equal to one year’s base salary. In addition, all outstanding equity awards held by the executive will immediately vest. These amounts will be reduced by the amount of any payments to the executive’s estate paid on account of any life insurance policy provided by the Company for the benefit of the executive.
      Disability. If the executive’s employment terminates because of his disability, all outstanding equity awards held by the executive will immediately vest.
      By the Company without Cause or by the Executive for Good Reason (not within Change in Control Period). If the executive’s employment is terminated by the Company without cause or by the executive for “good reason,” the Company will pay to the executive (i) a cash lump sum in an amount equal to a pro rata portion (based on the number of days the executive was employed during the calendar year in which the termination occurred) of the average amount of the annual bonuses that were earned by the executive for the two calendar years immediately preceding the date of termination, (ii) a cash lump sum in an amount equal to the greater of (A) two times the executive’s base salary and the average of the annual bonuses earned by the executive for the two calendar years immediately preceding the date of termination, and (B) $1.8 million, (iii) all equity awards (including options and restricted stock) will immediately vest, and (iv) the executive and his covered dependents will be entitled to continued participation on the same terms and conditions as immediately prior to the executive’s date of termination for the greater of (A) 24 months, or (B) the balance of the executive’s employment period, in medical, dental, hospitalization and life insurance coverages in which the executive and his dependents were participating immediately prior to the date of termination.
      As used in the employment agreement, “good reason” means (i) any diminution or adverse change in the executive’s titles, (ii) reduction in the executive’s base compensation, (iii) a requirement that the executive report to someone other than the Company’s Chief Executive Officer, (iv) a material reduction in the executive’s authority, responsibilities or duties or material interference with the executive’s performance of his duties, (v) the assignment of duties inconsistent with the executive’s position or status, (vi) a relocation of the Company’s primary place of employment to a location more than 25 miles further from the executive’s primary residence than the current location of the Company’s offices, (vii) any material breach of any agreement with the executive that is not cured within ten days notice, (viii) any purported termination of the executive’s employment that is not effected in accordance with the terms of the employment agreement, (ix) the failure of the Company to obtain the assumption of the obligations under the agreement by a successor to the Company, and (x) the Company’s delivery of a notice of non-renewal of the agreement at any time up to and including April 4, 2023.
      By the Company without Cause or by the Executive for Good Reason (within Change in Control Period). If the executive is terminated by the Company without cause or if the executive terminates his employment for good reason, in either case within the two-year period after a change in control or prior to a change in control if the termination was at the request of a third party or otherwise arose in anticipation of the change in control, the executive will be entitled to the benefits described immediately above, provided that in lieu of the payment described in (ii), the executive will be entitled to a cash lump sum equal to three times the sum of (A) the executive’s base salary, and (B) the greater of the average of the annual bonuses earned by the executive for the two calendar years immediately preceding the date of termination and the minimum cash bonus required to be paid to the executive under the employment agreement for the year of his termination. In addition, the benefits continuation period described above will continue for the greater of 36 months or the balance of the employment period.
      Change of Control. Upon a change of control of the Company, all of the executive’s equity awards will fully vest and be paid to the executive on the earlier of the first anniversary of the change of control or the termination of the executive’s employment by the Company without cause of by the executive for good reason. The employment agreement provides that prior to a change of control a trust will be established and funded with an amount necessary to make these payments. In addition, if any benefit or payment provided to the executive by the Company is determined to be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive will be entitled to a “gross-up” payment to compensate him for the amount of the excise tax.
      The table below quantifies the potential payments to Mr. Graham upon his termination or a change in control of the Company:

				By the Company
				without Cause
			By the Company	by the Executive
			without Cause by the	for Good Reason
Mr. Graham’s Benefits			Executive for Good	(during change	Change in Control
and Payments Upon			Reason (no change	in control	(and no termination
Termination (1)	Death	Disability	of control)	period)	of employment)

Cash Payments	$364,000	X	$3,600,500	$4,922,000	X
Acceleration of Equity Awards	$9,253,720	$9,253,720	$9,253,720	$9,253,720	$9,253,720
Value of Benefits Continuation	X	X	$28,201	$28,201	X
Gross-up Payment	X	X	X	$3,069,119	$3,069,119

(1)	For purposes of this analysis, we assumed that Mr. Graham’s termination was effective December 31, 2006 and that he had been paid all his base salary through the termination date. Mr. Graham has not deferred any amounts under the Company’s deferred compensation plan. Mr. Graham’s base salary on December 31, 2006 was $364,000.
Michael C. Szwajkowski
      The Company has entered into an employment agreement with Mr. Szwajkowski pursuant to which the Company has agreed to pay Mr. Szwajkowski certain amounts upon his termination of employment or upon a change in control of the Company. The form of Mr. Szwajkowski’s employment agreement is substantially similar to that of Mr. Graham, described above.
      As used in the employment agreement, “good reason” means: (i) any diminution or adverse change prior to a change in control in the executive’s title; (ii) reduction in the executive’s base salary or, after a change in control, the annual bonus payable to the executive; (iii) prior to a change in control a requirement that the executive report to someone other than the Company’s Chief Executive Officer and, in a dual reporting role, President; (iv) a material diminution in the executive’s authority, responsibilities or duties or material interference with the executive’s carrying out his duties; (v) the assignment of duties inconsistent with the executive’s position or status with the Company; (vi) a relocation of the executive’s New York, New York place of employment to a location that is more than 25 miles away from the current location of the Company’s offices in New York, New York; (vii) any other material breach of the terms of the employment agreement or any other agreement that is not cured within 10 days after the executive delivers of a written notice of such breach to the Company; (viii) any purported termination of the executive’s employment by the Company that is not effected in accordance with the applicable provisions of the employment agreement; (ix) the failure of the Company to obtain the assumption in writing of its obligations under the employment agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction; or (x) the delivery of a notice of non-renewal by the Company at any time up to and including April 22, 2023.
      The table below quantifies the potential payments to Mr. Szwajkowski upon his termination or a change in control of the Company:

				By the Company
				without Cause
			By the Company	by the Executive
			without Cause by the	for Good Reason
Mr. Szwajkowski’s			Executive for Good	(during change	Change in Control
Benefits and Payments			Reason (no change	in control	(and no termination
Upon Termination (1)	Death	Disability	of control)	period)	of employment)

Cash payments	$364,000	X	$3,225,500	$4,422,000	X
Acceleration of Equity Awards	$7,200,090	$7,200,090	$7,200,090	$7,200,090	$7,200,090
Value of Benefits Continuation	X	X	$27,736	$27,736	X
Gross-up Payment	X	X	X	$2,476,288	$2,476,288

(1)	For purposes of this analysis, we assumed that Mr. Szwajkowski’s termination was effective December 31, 2006 and that he had been paid all his base salary through the termination date. Mr. Szwajkowski has not deferred any amounts under the Company’s deferred compensation plan. Mr. Szwajkowski’s base salary on December 31, 2006 was $364,000.
James J. Pieczynski
      The Company has entered into an employment agreement with Mr. Pieczynski pursuant to which the Company has agreed to pay Mr. Pieczynski the following amounts upon his termination of employment or upon a change in control of the Company:
      Death. If the executive’s employment terminates because of his death, the Company will pay to the executive’s legal representative or estate a lump sum payment equal to one year’s base salary. In addition, all outstanding equity awards held by the executive will immediately vest. These amounts will be reduced by the amount of any payments to the executive’s estate paid on account of any life insurance policy provided by the Company for the benefit of the executive.
      Disability. If the executive’s employment terminates because of his disability, all outstanding equity awards held by the executive will immediately vest.
      By the Company without Cause or by the Executive for Good Reason. If the executive’s employment is terminated by the Company without cause or by the executive for “good reason,” the Company will pay to the executive (i) a cash lump sum in an amount equal to a pro rata portion (based on the number of days the executive was employed during the calendar year in which the termination occurred) of the average amount of the annual bonuses that were earned by the executive for the two calendar years immediately preceding the date of termination, (ii) a cash lump sum in an amount equal to the sum of the executive’s base salary and the average of the annual bonuses earned by the executive for the two calendar years immediately preceding the date of termination, (iii) all equity awards (including options and restricted stock) will immediately vest, and (iv) the executive and his covered dependents will be entitled to 12 months’ continued participation, on the same terms and conditions as immediately prior to the executive’s date of termination, in medical, dental, hospitalization and life insurance coverages in which the executive and his dependents were participating immediately prior to the date of termination.
      As used in the employment agreement, “good reason” means: (i) any diminution or adverse change prior to a change in control in the executive’s title; (ii) reduction in the executive’s base salary or, after a change in control, the annual bonus payable to the executive; (iii) prior to a change in control a requirement that the executive report to someone other than the Company’s President, Healthcare and Specialty Finance or another position of equal or greater authority within the Company; (iv) a material diminution in the executive’s authority, responsibilities or duties or material interference with the executive’s carrying out his duties; (v) the assignment of duties inconsistent with the executive’s position or status with the Company; (vi) a relocation of the executive’s primary place of employment other than to Santa Monica, California (provided that such relocation is in connection with the Company’s moving its healthcare real estate operations there) and to a location more than 25 miles further from the executive’s primary residence than the current location of the Company’s offices; (vii) a willful and material breach by the Company of the terms of the employment agreement that is not cured within 30 days after the executive’s delivery of a written notice of such breach to the Company; (viii) any purported termination of the executive’s employment by the Company that is not effected in accordance with the applicable provisions of the employment agreement; or (ix) the failure of the Company to obtain the assumption in writing of its obligations under the employment agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction.
      Change of Control. Upon a change of control of the Company, all of the executive’s equity awards will fully vest and be paid to the executive on the earlier of the first anniversary of the change of control or the termination of the executive’s employment by the Company without cause or by the executive for good reason. The employment agreement provides that prior to a change of control a trust will be established and funded with an amount necessary to make these payments. In addition, if any benefit or payment provided to the executive by the Company is determined to be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, then the executive will be entitled to a “gross-up” payment to compensate him for the amount of the excise tax.
      The table below quantifies the potential payments to Mr. Pieczynski upon his termination or a change in control of the Company:

Mr. Pieczynski’s			By the Company without
Benefits and Payments			Cause or by the Executive
Upon Termination (1)	Death	Disability	for Good Reason	Change in Control

Cash payments	$285,000	X	$1,615,000	X
Acceleration of Equity Awards	$4,492,085	$4,492,085	$4,492,085	$4,492,085
Value of Benefits Continuation	X	X	$9,155	X
Gross-up Payment	X	X	X	$1,062,743

(1)	For purposes of this analysis, we assumed that Mr. Pieczynski’s termination was effective December 31, 2006 and that he had been paid all his base salary through the termination date. Mr. Pieczynski has not deferred any amounts under the Company’s deferred compensation plan. Mr. Pieczynski’s base salary on December 31, 2006 was $285,000.
      In certain cases the tax laws deny an income tax deduction to a company for payments that are contingent upon a change in control. Benefits under the contracts described above will be delayed or modified if such delays or modifications are necessary to comply with the rules governing deferred compensation plans under Section 409A of the Code.

DIRECTOR COMPENSATION
(for the fiscal year ended December 31, 2006)
      The compensation program for Company outside directors consists of annual retainer fees, meeting fees and long-term equity awards. The Company currently pays its directors an annual retainer fee of $25,000. Members of the Audit Committee are paid an additional retainer fee of $20,000, or $44,000 in the case of the chairperson. Members of other Board committees are paid an additional retainer fee of $5,000 for each committee on which they serve, or $7,500 in the case of the chairperson of each such other committee. All retainer fees are generally paid within two weeks of our Annual Meeting of Stockholders. Each director also receives $1,000 for each Board meeting attended, and members of the Audit Committee and members of other Board committees are paid $2,000 and $1,000, respectively, for each meeting of their respective committees attended. Meeting fees are paid quarterly.
      Directors may elect to receive their annual retainers and meeting fees in whole or in part in the form of cash, immediately vested shares of restricted stock and/or immediately exercisable stock options. Restricted stock is valued based on the closing market price of the Company’s common stock on the grant date and stock options are valued in an amount equal to five times the number of shares that would have been payable had the director elected to receive fees in the form of restricted stock. Stock options have a ten-year term and an exercise price equal to the closing market price of the Company’s common stock on the grant date.
      In connection with each Annual Meeting of Stockholders, each director then serving on the Board of Directors receives a long-term equity award of $25,000, which is paid, at the election of each director, in whole or in part in shares of restricted stock and/or stock options calculated as described in the preceding paragraph. Restricted stock vests in full on the first anniversary of the grant date, and cash dividends paid during the vesting period are credited in the form of additional shares of restricted stock. Stock options are exercisable on the first anniversary of the grant date and have a ten-year term and an exercise price equal to the closing market price of the Company’s common stock on the grant date.
      Directors may elect to defer retainers, fees and equity awards received in cash or restricted stock into restricted stock units under our deferred compensation plan. A restricted stock unit is an unfunded right to receive one share of our common stock at a future date. Restricted stock units are credited with dividend equivalents in the form of additional stock units and are payable in the form of common stock at the earlier of the termination of the director’s service or the date elected by the director.
      Directors do not receive any perquisites and do not receive above-market nonqualified deferred compensation plan earnings. Directors are reimbursed for their reasonable expenses of attending Board and committee meetings. During 2006 Messrs. Delaney and Fish received no separate compensation for their services as directors and are not included in the table. Because Mr. Nussdorf did not join the Board until March 2007, he did not receive any director compensation in 2006 and accordingly also has been omitted from the table.

	Fees Earned
	or Paid in	Stock	Option
	Cash	Awards(1)	Awards(1)	Total
Name	($)	($)	($)	($)

William G. Byrnes(2)	54,300	72,994	43,928	171,222
Frederick W. Eubank, II(3)	—	55,956	20,884	76,840
Andrew B. Fremder(4)	32,000	26,977	20,884	79,861
Tully M. Friedman(5)	—	62,479	20,884	83,363
Sara L. Grootwassink(6)	22,500	89,474	60,702	172,676
Timothy M. Hurd(7)	—	3,010	42,991	46,001
Dennis P. Lockhart(8)	87,800	—	50,449	138,249
Thomas F. Steyer(9)	—	60,984	20,884	81,868
Paul R. Wood(10)	—	—	39,304	39,304

(1)	Amounts shown in these columns are based on the accounting expense recognized by the Company in fiscal year 2006 related to restricted stock and stock option awards. The assumptions used to calculate the accounting expense recognized in fiscal year 2006 for the shares of restricted stock and stock option awards, exclusive of any estimates of forfeitures relating to service-based vesting, are set forth in footnote 17 to the Company’s 2006 audited financial statements. The aggregate number of stock awards and the aggregate number of option awards outstanding at fiscal year-end appears below in the “Outstanding Director Equity Awards at Fiscal Year-End” table.

(2)	Mr. Byrnes received director compensation in cash and shares of restricted stock. The cash fees represent 50% of his annual retainer and meeting fees. The stock awards represent 50% of his annual retainer and meeting fees, and 100% of his long-term equity award. Mr. Byrnes deferred all of his restricted stock awards. The grant date fair value of Mr. Byrnes’ restricted stock awards was $81,005.

(3)	Mr. Eubank received director compensation in shares of restricted stock representing his annual retainer, meeting fees and long-term equity award. Mr. Eubank deferred all of his restricted stock awards. The grant date fair value of Mr. Eubank’s restricted stock awards was $63,967.

(4)	Mr. Fremder received director compensation in cash and shares of restricted stock. The cash fees represent his annual retainer. The stock awards represent his meeting fees and long-term equity award. Mr. Fremder deferred all of his restricted stock awards. The grant date fair value of Mr. Fremder’s restricted stock awards was $34,988.

(5)	Mr. Friedman received director compensation in shares of restricted stock representing his annual retainer, meeting fees and long-term equity award. Mr. Friedman deferred all of his restricted stock awards. The grant date fair value of Mr. Friedman’s restricted stock awards was $70,490.

(6)	Ms. Grootwassink received director compensation in cash and shares of restricted stock. The cash fees represent 50% of her meeting fees. The stock awards represent her annual retainer, long-term equity award and 50% of her meeting fees. Ms. Grootwassink deferred all of her restricted stock awards. The grant date fair value of Ms. Grootwassink’s restricted stock awards was $97,485.

(7)	Mr. Hurd received director compensation in shares of restricted stock and stock options. The shares of restricted stock represent his meeting fees for meetings attended in the first quarter of 2006. The stock options represent his annual retainer, long-term equity award, and meeting fees for meetings attended in the second, third and fourth quarters of 2006. Mr. Hurd deferred all of his restricted stock awards. The grant date fair value of Mr. Hurd’s equity awards was $28,194.

(8)	Mr. Lockhart received director compensation in cash and stock options. The cash fees represent his annual retainer and meeting fees. The stock options represent his long-term equity award. The grant date fair value of Mr. Lockhart’s stock options was $9,597.

(9)	Mr. Steyer received director compensation in shares of restricted stock representing his annual retainer, meeting fees and long-term equity award. Mr. Steyer deferred all of his restricted stock awards. The grant date fair value of Mr. Steyer’s restricted stock awards was $68,995.

(10)	Mr. Wood received director compensation in stock options representing his annual retainer, meeting fees and long-term equity award. The grant date fair value of Mr. Wood’s stock options was $21,496.

OUTSTANDING DIRECTOR EQUITY AWARDS
AT FISCAL YEAR-END
(for the fiscal year ended December 31, 2006)

	Stock Awards	Stock Option Awards(#)
Name	(vested/unvested) (#)	(exercisable/unexercisable)

William G. Byrnes	2,510/ 1,068	32,216/ 3,261
Frederick W. Eubank, II	2,819/ 1,068	17,400/ 1,086
Andrew B. Fremder	2,629/ 1,068	17,400/ 1,086
Tully M. Friedman	2,071/ 1,068	22,972/ 1,086
Sara L. Grootwassink	6,637/ 1,068	18,708/ 8,698
Timothy M. Hurd	127/ —	33,285/ 6,428
Dennis P. Lockhart	—/ —	19,575/ 8,603
Thomas F. Steyer	4,423/ 1,068	17,400/ 1,086
Paul R. Wood	—/ —	30,108/ 6,428
EQUITY COMPENSATION PLAN INFORMATION
      The table below sets forth the following information as of the end of the Company’s 2006 fiscal year for (i) compensation plans previously approved by the Company’s stockholders and (ii) compensation plans not previously approved by the Company’s stockholders:

(1) the number of securities to be issued upon the exercise of outstanding options, warrants and rights;

(2) the weighted-average exercise price of such outstanding options, warrants and rights; and

(3) other than securities to be issued upon the exercise of such outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plans.

			Number of Securities
			Remaining Available for
	Number of Securities to be	Weighted-Average	Future Issuance Under
	Issued Upon Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1)	9,549,329	$22.57	14,099,078
Equity compensation plans not approved by stockholders(2)	48,937	$7.83	—

Total	9,598,266		14,099,078

(1)	The equity compensation plan approved by stockholders is the Company’s Third Amended and Restated Equity Incentive Plan.

(2)	In December 2002, we granted an option to Bryan M. Corsini, our Chief Credit Officer, to purchase 75,000 shares, and an option to James J. Pieczynski, Co-President of our Healthcare and Specialty Finance Business, to purchase 30,000 shares, in each case at a price of $8.52 per share. The options vested 20% on the date of grant and vested in equal installments over the next four anniversaries of the grant date. The options will expire in December 2012 if not previously exercised. In connection with our grant of these options, Messrs. Delaney and Fish granted us reciprocal options to purchase an aggregate of 105,000 shares of our common stock held by them, if and to the extent the options granted to our employees are exercised. In connection with our earnings and profits dividend paid in February 2006, the total number of shares underlying the option and the exercise price were adjusted to 114,187 and $7.83, respectively.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
      The information presented below regarding beneficial ownership of common stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares to which a person, directly or indirectly, has or shares voting power or investment power and any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right.
      The following table presents, as of March 15, 2007, information based on the Company’s records and filings with the SEC regarding beneficial ownership of the following persons:

•	each person, other than directors and executive officers, known by us to be the beneficial owner of more than 5% of our common stock;

•	each director and each nominee to the Board of Directors;

•	the Company’s Chief Executive Officer and Chief Financial Officer and the other named executive officers for 2006; and

•	all directors and executive officers of the Company as a group.
      Except as described below, for all shares owned, the Company believes that each director or executive officer possesses sole voting power and sole investment power.
      The percentage of shares beneficially owned is based on 187,293,594 outstanding shares of our common stock as of March 15, 2007.

		Percentage of
Name of Executive Officer, Director or 5% Beneficial Owner	Shares Owned	Shares Owned

Madison Dearborn Partners III, L.P.(1)	19,772,816	10.6%
Farallon Capital Management, L.L.C.(2)	17,485,551	9.3%
Capital Research and Management Company(3)	13,129,400	7.0%
Farallon Partners, L.L.C.(4)	10,247,485	5.5%
John K. Delaney(5)	9,662,525	5.1%
Dean C. Graham	441,195	*
Michael C. Szwajkowski	387,410	*
Thomas A. Fink(6)	354,462	*
James J. Pieczynski(7)	269,924	*
William G. Byrnes(8)	63,014	*
Frederick W. Eubank, II(9)	56,953	*
Jason M. Fish(10)	6,951,728	3.7%
Andrew B. Fremder(2)(4)(11)	27,751,160	14.8%
Tully M. Friedman(12)	141,621	*
Sara L. Grootwassink(13)	35,194	*
Timothy M. Hurd(1)(14)	19,812,167	10.6%
Lawrence C. Nussdorf(15)	4,000	*
Thomas F. Steyer(2)(4)(16)	27,751,160	14.8%
Paul R. Wood(17)	36,174	*
All directors and executive officers as a group (18 persons including those named above)(18)	66,510,964	34.8%

*	Less than one percent.

(1)	Includes 19,334,620 shares held directly by Madison Dearborn Capital Partners III, L.P. (“MDCP”), 429,311 shares held directly by Madison Dearborn Special Equity III, L.P. (“MDSE”), and 8,885 shares held directly by Special Advisors Fund I, LLC (“SAF”). The shares held by MDCP, MDSE and SAF may be deemed to be beneficially owned by Madison Dearborn Partners III, L.P., the general partner of MDCP and MDSE and the manager of SAF (“MDP III”). John A. Canning, Jr., Paul J. Finnegan and Samuel M. Mencoff are the sole members of a limited partner committee of MDP III that has the power, acting by majority vote, to vote or dispose of the shares held by MDP III. Each of Messrs. Canning, Finnegan and Mencoff and MDP III disclaim beneficial ownership, except to the extent of such person’s pecuniary interest therein. The address for the Madison Dearborn Partners entities and persons is Three First National Plaza, Suite 3800, Chicago, IL 60602.

(2)	Includes (i) 16,353,614 shares directly held by Farallon CS Institutional Finance II, L.P. (“CS LP”) and (ii) 1,131,937 shares directly held by Farallon Capital Offshore Investors, Inc., an account (the “Managed Account”) managed by Farallon Capital Management, L.L.C. (“FCM”). Farallon CS Institutional Finance, L.L.C. (“CS LLC”), as the general partner to CS LP, may, for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), be deemed to own beneficially the shares held by CS LP. FCM, as manager of each of CS LLC and the Managed Account, may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by CS LP and the Managed Account. As managing members of FCM, Chun R. Ding, William F. Duhamel, Richard B. Fried, Monica R. Landry, Douglas M. MacMahon, William F. Mellin, Stephen L. Millham, Jason E. Moment, Rajiv A. Patel, Derek C. Schrier, and Mark C. Wehrly and, as Senior Managing Member of FCM, Thomas F. Steyer, may each, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by CS LP and the Managed Account. Pursuant to Limited Powers of Attorney, dated as of February 1, 2003, Andrew B. Fremder was granted limited powers of attorney to act for FCM with regard to CS LP’s and the Managed Account’s investments in CapitalSource Inc. However, as further described in Footnote 11 below, such powers of attorney may only be exercised by Mr. Fremder jointly with any one of the managing members or the Senior Managing Member of FCM. Pursuant to such powers of attorney, Mr. Fremder may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by CS LP and the Managed Account. CS LLC, FCM, each of its managing members, its Senior Managing Member and Mr. Fremder disclaim any beneficial ownership of such shares. All of the above-mentioned entities and persons disclaim group attribution. The address for each of the above-mentioned entities and persons is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.

(3)	Based on a Schedule 13G filed with the SEC on February 12, 2007. Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 is deemed to be the beneficial owner of 13,129,400 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The address of Capital Research and Management Company is 333 South Hope Street, Los Angeles, CA 90071.

(4)	Includes (i) 8,618,174 shares directly held by Farallon Capital Partners, L.P., (ii) 892,962 shares directly held by RR Capital Partners, L.P., (iii) 382,394 shares directly held by Farallon Capital Institutional Partners, L.P., (iv) 9,208 shares directly held by Farallon Capital Institutional Partners II, L.P., (v) 15,309 shares directly held by Farallon Capital Institutional Partners III, L.P., (vi) 9,208 shares directly held by Tinicum Partners, L.P., and (vii) 320,230 shares directly held by Farallon Capital Offshore Investors II, L.P. (all such partnerships referenced in clauses (i) through (vii) above are collectively referred to as the “Farallon Partnerships”). Farallon Partners, L.L.C. (“FP”), as the general partner to each of the Farallon Partnerships, may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships. As managing members of FP, Chun R. Ding, William F. Duhamel, Richard B. Fried, Monica R. Landry, Douglas M. MacMahon, William F. Mellin, Stephen L. Millham, Jason E. Moment, Rajiv A. Patel, Derek C. Schrier, and Mark C. Wehrly and, as Senior Managing Member of FP, Thomas F. Steyer, may each, for purposes of

Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships. Pursuant to Limited Powers of Attorney, dated as of February 1, 2003, Andrew B. Fremder was granted limited powers of attorney to act for FP with regard to the Farallon Partnerships’ investments in CapitalSource Inc. However, as further described in Footnote 11 below, such powers of attorney may only be exercised by Mr. Fremder jointly with any one of the managing members or the Senior Managing Member of FP. Pursuant to such powers of attorney, Mr. Fremder may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by the Farallon Partnerships. FP, each of its managing members, its Senior Managing Member and Mr. Fremder disclaim any beneficial ownership of such shares. All of the above-mentioned entities and persons disclaim group attribution. The address for each of the above-mentioned entities and persons is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.

(5)	Includes options to purchase 2,625,000 shares that are exercisable within 60 days of March 15, 2007 and 974,045 shares as to which Mr. Delaney may be deemed to share voting and investment power.

(6)	Includes options to purchase 18,450 shares that are exercisable within 60 days of March 15, 2007 and 2,107 shares as to which Mr. Fink may be deemed to share voting and investment power.

(7)	Includes options to purchase 32,625 shares that are exercisable within 60 days of March 15, 2007.

(8)	Includes options to purchase 34,390 shares that are exercisable within 60 days of March 15, 2007. Mr. Byrnes also holds 3,578 shares of phantom stock.

(9)	Includes options to purchase 18,124 shares that are exercisable within 60 days of March 15, 2007. Mr. Eubank also holds 3,887 shares of phantom stock. Mr. Eubank is a Managing Partner of Wachovia Capital Partners 2000, LLC (“WCP”). WCP may, from time to time, invest in or hold the Company’s securities. Mr. Eubank does not possess sole or shared voting or dispositive power over the shares that may be owned by WPC. Mr. Eubank’s address is c/o Wachovia Capital Partners 2000, LLC, One Wachovia Center, 301 S. College Street, Charlotte, NC 28288-0732.

(10)	Includes options to purchase 700,000 shares that are exercisable within 60 days of March 15, 2007 and 1,531,695 shares as to which Mr. Fish may be deemed to share voting and investment power.

(11)	Includes options to purchase 18,124 shares that are exercisable within 60 days of March 15, 2007. Mr. Fremder also holds 3,697 shares of phantom stock. All other shares attributed to Andrew B. Fremder are owned directly either by CS LP as reported in Footnote 2 above or by the Farallon Partnerships as reported in Footnote 4 above. Pursuant to Limited Powers of Attorney, dated as of February 1, 2003, Mr. Fremder was granted limited powers of attorney to act for each of Farallon Capital Management, L.L.C. and Farallon Partners, L.L.C. (together with Farallon Capital Management, L.L.C., the “Farallon Managers”) with regard to CS LP’s, the Managed Account’s and the Farallon Partnerships’ investments in CapitalSource. However, such powers of attorney may only be exercised by Mr. Fremder jointly with any one of the managing members or the Senior Managing Member of the Farallon Managers. As a result of such restriction, Mr. Fremder does not by himself have the power to vote, or direct the voting of, the shares owned by CS LP, the Managed Account or the Farallon Partnerships. Rather, Mr. Fremder shares such power with the other managing members and the Senior Managing Member of the Farallon Managers. Pursuant to the powers of attorney, Mr. Fremder may, for purposes of Rule 13d-3 under the Exchange Act, be deemed to own beneficially the shares held by CS LP, by the Managed Account and by the Farallon Partnerships. Mr. Fremder disclaims any beneficial ownership of such shares. Mr. Fremder disclaims group attribution with Mr. Steyer or with any of the entities or persons named in Footnote 2 or Footnote 4 above. Mr. Fremder’s address is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.

(12)	Includes options to purchase 23,696 shares that are exercisable within 60 days of March 15, 2007. Mr. Friedman also holds 3,139 shares of phantom stock. An additional 53,061 shares are owned by a trust for Mr. Friedman’s children of which Mr. Friedman disclaims any control or voting power. Mr. Friedman’s address is c/o Friedman Fleischer & Lowe GP, LLC, One Maritime Plaza, Suite 2200, San Francisco, CA 94111.

(13)	Includes options to purchase 26,319 shares that are exercisable within 60 days of March 15, 2007. Ms. Grootwassink also holds 7,705 shares of phantom stock. Ms. Grootwassink’s address is c/o Washington Real Estate Investment Trust, 6110 Executive Boulevard, Suite 800, Rockville, MD 20852.

(14)	Includes options to purchase 39,351 shares that are exercisable within 60 days of March 15, 2007. Mr. Hurd also holds 127 shares of phantom stock. All other shares are held by MDCP, MDSE and SAF as reported in Footnote 1 above. Mr. Hurd is a Managing Director of the general partner of MDP III and a limited partner of MDP III, and therefore may be deemed to share voting and investment power over the shares owned by these entities, and therefore to beneficially own such shares. Mr. Hurd disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. The address for Mr. Hurd is c/o Madison Dearborn Partners, LLC, Three First National Plaza, Suite 3800, Chicago, IL 60602.

(15)	Mr. Nussdorf also holds 316 shares of phantom stock. Mr. Nussdorf’s address is c/o Clark Enterprises, Inc., 7500 Old Georgetown Road, 15th Floor, Bethesda, MD 20814.

(16)	Includes options to purchase 18,124 shares that are exercisable within 60 days of March 15, 2007. Mr. Steyer also holds 5,491 shares of phantom stock. All other such shares attributed to Thomas F. Steyer are owned directly either by CS LP as reported in Footnote 2 above or by the Farallon Partnerships as reported in Footnote 4 above. Mr. Steyer disclaims any beneficial ownership of such shares. Mr. Steyer disclaims group attribution with Mr. Fremder or with any of the entities or persons named in Footnote 2 or Footnote 4 above. Mr. Steyer’s address is c/o Farallon Capital Management, L.L.C., One Maritime Plaza, Suite 2100, San Francisco, CA 94111.

(17)	Includes options to purchase 36,174 shares that are exercisable within 60 days of March 15, 2007. Mr. Wood is a limited partner of MDP III, but is no longer a Managing Director and has no voting or investment power over the shares owned by the entities referenced in Footnote 1, and therefore is not deemed to beneficially own such shares. The address for Mr. Wood is c/o Madison Dearborn Partners, LLC, Three First National Plaza, Suite 3800, Chicago, IL 60602.

(18)	Includes options to purchase 3,611,039 shares that are exercisable within 60 days of March 15, 2007.
OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
      We believe that all of our directors, executive officers and beneficial owners of more than 10% of our common stock reported on a timely basis all transactions required to be reported by Section 16(a) during fiscal 2006, except that reports on Form 4 of a single transaction for each of Mr. Szwajkowski, Mr. Pieczynski and Mr. Reuben, and a report on Form 4 of sales under a 10b5-1 plan adopted by Mr. Graham, were filed late.
Incorporation by Reference
      To the extent that this proxy statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Compensation Committee Report” and “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission) will not be deemed incorporated, unless specifically provided otherwise in such filing.
Other Matters
      As of the date of this proxy statement, the Board does not intend to present any matter for action at the 2007 Annual Meeting other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

Stockholder Proposals for 2008 Annual Meeting
      Stockholder proposals for the Company’s 2008 Annual Meeting must be received at the Company’s principal executive offices by November 28, 2007 to be considered timely or to be eligible for inclusion in the proxy materials. A stockholder who wishes to present a proposal at the Company’s 2008 Annual Meeting, but who does not request that the Company solicit proxies for the proposal, must submit the proposal to the Company’s principal executive offices by November 28, 2007.
Cost of Soliciting Proxies
      The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, certain of the officers and employees of the Company, without extra compensation, may solicit proxies personally, by telephone or other means. The Company also will request that brokerage houses, nominees, custodians and fiduciaries forward soliciting materials to the beneficial owners of stock held of record and will reimburse them for forwarding the materials.
Certifications
      Our Chairman and Chief Executive Officer and Chief Financial Officer have delivered, and we have filed with our Annual Report on Form 10-K for the year ended December 31, 2006, all certifications required by rules of the SEC and relating to, among other things, the Company’s financial statements, internal controls and the public disclosures contained in the Form 10-K. In addition, following our 2006 Annual Meeting, our Chairman and Chief Executive Officer certified to the NYSE that he was not aware of any violations by the Company of the NYSE’s corporate governance listing standards and, as required by the rules of the NYSE, expects to provide a similar certification following the 2007 Annual Meeting.
Annual Report
      A copy of our 2006 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, is enclosed. Our 2006 Annual Report and 2006 Form 10-K are also available through the Company’s website at http://www.capitalsource.com. The Company’s Annual Report and Form 10-K are not proxy soliciting materials.
March 28, 2007

â     FOLD AND DETACH HERE     â

CAPITALSOURCE INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Annual Meeting of Stockholders — May 3, 2007
The undersigned hereby appoints John K. Delaney and Steven A. Museles, or either of them, attorneys and proxies each with power of substitution to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 3, 2007 and at any adjournment or adjournments thereof, with all the power that the undersigned would possess if personally present, and to vote all shares of stock that the undersigned may be entitled to vote at said meeting, as designated on the reverse, and in accordance with their best judgment in connection with such other business as may come before the meeting.
     Please cast your votes on the reverse side as described on the reverse side. The Board of Directors recommends a vote FOR Proposals 1 and 2. To vote in accordance with the Board of Directors’ recommendation, just sign the reverse side; no boxes need to be checked. Unless marked otherwise, this proxy will be voted in accordance with the Board of Directors’ recommendation.
SEE REVERSE
SIDE

Voting Instructions for CapitalSource Inc.’s
2007 Annual Meeting of Stockholders
CapitalSource Inc. stockholders may vote their shares for matters to be covered at the Company’s 2007 Annual Meeting of Stockholders using the attached proxy card. Below are voting instructions.
Voting Procedures
     If you are unable to be present at the meeting in person, you may grant a proxy by completing, signing and dating the enclosed proxy card and returning it in the envelope provided. Shares represented by proxies will be voted as directed by the stockholder. Unless you direct otherwise, if you grant a proxy your shares will be voted FOR Proposals 1 and 2. If you return your proxy by mail, you have the right to revoke your proxy in writing (by another proxy bearing a later date), by attending the meeting and voting in person, or by notifying the Company before the meeting that you want to revoke your proxy. Votes submitted by mail must be received on or before May 2, 2007.
THANK YOU FOR VOTING.
â     FOLD AND DETACH HERE     â

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.
1.	ELECTION OF DIRECTORS: Nominees are:

01 Andrew B. Fremder
02 Lawrence C. Nussdorf
☐	VOTE FOR all nominees except those I have listed below
☐	VOTE WITHHELD from all nominees

(Instructions: To withhold authority to vote for any individual nominee, write the number(s) on the line provided to the right.)_____________
2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP:

☐ VOTE FOR	☐ VOTE AGAINST	☐ ABSTAIN
3.	THE PROXIES are authorized to vote in their discretion upon such other business, if any, as may properly come before the meeting.
Address Change? Mark Box ☐ Indicate changes below.

Date

Signature(s) in Box
Please sign EXACTLY as name appears at the left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full related title.